PRELIMINARY OFFERING CIRCULAR DATED JULY 17, 2018, SUBJECT TO COMPLETION

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission (the “SEC” or the “Commission”). Information contained in this Preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final offering circular or the offering statement in which such Final offering circular was filed may be obtained.

ADiTx Therapeutics, Inc.

$6,000,000 Minimum Offering Amount (1,000,000 Units)

$10,000,000 Maximum Offering Amount (1,666,666 Units)

 $6.00 per Unit

11161 Anderson Street,

Suite 105-10014

Loma Linda, California 92354

(909) 488-0844

www.aditxt.com

ADiTx Therapeutics, Inc., a Delaware corporation (the “Company,” “we,” or “our”) is offering a minimum of $6,000,000 of Units (the “Minimum Offering Amount”) and a maximum of $10,000,000 of Units (the “Maximum Offering Amount”) at a fixed price of $6.00 per Unit in a “Tier 2 Offering” under Regulation A of the Securities Act of 1933, as amended (the “Offering”). The Units are being offered on a “best efforts” basis. Each Unit shall consist of (a) one share (the “Shares”) of our Common Stock, par value $0.001 per share (“Common Stock”), and (b) one warrant (the “Warrants”) to purchase one share of Common Stock at an exercise price equal to $7.50 from the date of issuance until the 3rd anniversary of the date of issuance. The minimum investment is for $600 (100 Units). See “Securities Being Offered” beginning on page 46 for a discussion of certain items required by Item 14 of Part II of Form 1-A.

We have engaged Network 1 Financial Securities, Inc. as the Lead Underwriter (the “Underwriter”) to offer the Units to prospective investors on a “best efforts” basis, and the Underwriter will have the right to engage such other broker-dealers or agents as it determines to assist in the Offering. Neither the Underwriter nor any affiliate of the Company has the right to purchase Units in the primary offering of such securities in order to meet the Minimum Offering Amount.

This Offering will terminate on the earlier of: (i) a date mutually acceptable to us and the Underwriter after the date at which the Minimum Offering Amount is sold, or (ii) such time as the Maximum Offering Amount is sold. Funds for the Units will be deposited into an escrow account with MVB Bank, Inc. In the event we do not sell the Minimum Offering Amount by _______, 2018, escrowed funds will be promptly returned to investors without interest or deduction.

Prior to this offering, there has been no public market for our Common Stock. Once the Common Stock begins trading, we expect that it will be listed on the NASDAQ Capital Market (“NASDAQ”) under the symbol “ADTX.”

Our Common Stock will not commence trading on NASDAQ until a number of conditions are met, including that we have raised the Minimum Offering Amount.

There is presently no public market for the Warrants, and it is not anticipated that a public market for the Warrants will develop in the future. We will not apply to list the Warrants on NASDAQ.

We intend to use the net proceeds from this Offering to pay a licensing fee to Loma Linda University, for research and development expenses, for repayment of debt and for offering expenses, for working capital and general corporate purposes and for other uses as more specifically set forth in the “Use of Proceeds” section of this offering circular (“Offering Circular”). We expect to commence the sale of the Units as of the date on which the offering statement, of which this Offering Circular is a part (the “Offering Statement”), is qualified by the SEC.

Investing in our securities involves a high degree of risk. These are speculative securities. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” starting on page 11 for a discussion of certain risks that you should consider in connection with an investment in our securities.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public	Commissions(1)	Proceeds to the Company(2)
Per Unit	$6.00	0.48	$5.52
Minimum Offering	$6,000,000	480,000	$5,520,000
Maximum Offering	$10,000,000	800,000	$9,200,000

(1)	We will enter into an Underwriting Agreement with the Underwriter to conduct this offering on a “best efforts” basis. We have agreed to pay the Underwriter (i) a cash fee equal to 7% of the aggregate gross proceeds received by the Company from the sale of the Units, and (ii) a non-accountable expense allowance equal to 1% of the aggregate gross proceeds received by the Company from the sale of Units in this offering. We have also agreed to issue the Underwriter warrants to purchase an amount of shares of Common Stock equal to 10% of the Shares sold in this offering, at an exercise price of $7.50 (125% of the Unit offering price) per share, exercisable for the period commencing on the date that is six-months from the date of issuance of the warrant through the fifth anniversary of the qualification date of this Offering Statement in compliance with FINRA Rule 5110(f)(2)(G)(i). See “Plan of Distribution” for more information on this Offering and the Underwriter arrangements.

(2)	Does not include expenses of the Offering, including without limitation, fees and expenses for administrative, accounting, audit and legal services and fees for EDGAR document conversion and filing, estimated to be as much as $400,000 to $500,000.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A+. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular contains all of the representations by us concerning this Offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this Offering Circular.

The securities underlying this Offering Circular may not be sold until qualified by the Securities and Exchange Commission. This Offering Circular is not an offer to sell, nor soliciting an offer to buy, any shares of our Common Stock in any state or other jurisdiction in which such sale is prohibited.

Sale of Units will commence on approximately __________, 2018.

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Preliminary Offering Circular is July 17, 2018

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to the “Company,” “we,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of ADiTx Therapeutics, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	Our ability to implement a sound business plan;

●	Our ability to comply with the provisions of our license agreement with Loma Linda University;

●	The success of our product candidates will require significant capital resources and years of clinical development efforts;

●	The results of clinical testing and trial activities of our product candidates;

●	Our ability to obtain regulatory approval and market acceptance of, and reimbursement for our products;

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand;

●	Our ability to compete and succeed in a highly competitive and evolving industry;

●	Our lack of operating history on which to judge our business prospects and management;

●	Our ability to raise capital and the availability of future financing;

●	Our ability to manage our research, development, expansion, growth and operating expenses; and

●	Our reliance on third parties to conduct our research, preclinical studies and expected clinical trials.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

The Company is a Delaware corporation, incorporated on September 28, 2017 and is located in Loma Linda, CA. The Company is a preclinical stage, life sciences company with the goal of developing nucleic acid (DNA)-based technologies to minimize rejection of transplanted organs by human recipients.

Our mailing address is ADiTx Therapeutics, Inc., 11161 Anderson Street, Suite 105-10014 Loma Linda, California 92354 and our telephone number is (909) 488-0844. We are qualified to do business in the state of California. Our website address is www.aditxt.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

Our Business

The Company is a pre-clinical stage, life sciences company with a mission to prolong life and enhance life quality of transplanted patients. The discovery of immunosuppressive (anti-rejection) drugs has made possible life-saving organ transplantation procedures. While these drugs prevent or delay organ rejection, transplanted organs often ultimately fail, and about 40% survive no more than 5 years. Furthermore, immune suppression leads to significant undesirable side effects such as increased susceptibility to life-threatening infections and cancers because it is not specifically targeted towards the transplanted organs; rather, it indiscriminately and broadly suppresses immune function throughout the body.

The opportunity to extend the life of a transplanted organ, even by a few years, may have substantial benefits to organ recipients. We have an exclusive worldwide license for commercializing a nucleic acid-based technology named Apoptotic DNA Immunotherapy (ADi) which utilizes a novel approach that mimics the way our bodies naturally induce tolerance to our own tissues. While immune suppression requires continuous administration to prevent rejection of a transplanted organ, induction of tolerance has the potential to retrain the immune system to accept the organ for longer periods of time. Thus, ADi may allow patients to live with transplanted organs with significantly reduced immune suppression. ADi is a technology platform which we believe can be engineered for application to a wide variety of indications.

We plan to develop ADi products for organ transplantation, skin grafting, and wound healing with the initial focus being on skin allografts and other organ and/or tissue allografts, as we believe these indications will be most efficient in providing safety and efficacy data in clinical trials.

License Agreement with Loma Linda University

On March 8, 2018, we entered into an Assignment Agreement (the “Assignment Agreement”) with Sekris Biomedical, Inc. (“Sekris”). Sekris was a party to a License Agreement with Loma Linda University (“LLU”), entered into and made effective on May 25, 2011, and amended on June 24, 2011, July 16, 2012 and December 27, 2012 (the “Original Agreement,” and together with the Assignment Agreement, the “Sekris Agreements”). Pursuant to the Assignment Agreement, Sekris transferred and assigned all of its rights and obligations in and to and liabilities under the Original Agreement, of whatever kind or nature, to us. In exchange, on March 8, 2018, we issued a warrant to Sekris to purchase up to 1,000,000 shares of our Common Stock (the “Sekris Warrant”). The warrant is immediately exercisable and the exercise price is $2.00 per share. The expiration date of the warrant is March 8, 2023. On March 15, 2018, we entered into a Patent & Technology License Agreement directly with LLU (the “New License Agreement”), which amends and restates the Sekris Agreements.

Pursuant to the New License Agreement, we obtained the exclusive royalty-bearing worldwide license in and to all intellectual property, including patents, technical information, trade secrets, proprietary rights, technology, know-how, data, formulas, drawings, and specifications, owned or controlled by LLU and/or any of its affiliates (the “LLU Patent and Technology Rights”) and related to therapy for immune-mediated inflammatory diseases (the ADi technology). We refer you to the section titled “Our Business—Intellectual Property—Patent Rights” for a summary of the patents and patent applications that we licensed from LLU pursuant to the New License Agreement. In consideration for the New License Agreement, we issued 50,000 shares of Common Stock to LLU.

Pursuant to the New License Agreement, we are required to pay an annual license fee to LLU. Also, upon completion of this Offering, we will be required to pay $200,000 to LLU as a milestone payment. We are also required to pay to LLU milestone payments in connection with certain development milestones. Additionally, as consideration for prior expenses incurred by LLU to prosecute, maintain and defend the LLU Patent and Technology Rights, we are obligated to make the following payments to LLU: $70,000 due at the end of September 2018, $70,000 due at the end of December 2018, and a final payment of $60,000 due at the end of March 2019. We are required to defend the LLU Patent and Technology Rights during the term of the New License Agreement. Additionally, we will owe royalty payments of (i) 1.5% of Net Product Sales and Net Service Sales on any Licensed Products (defined as any finished pharmaceutical products which utilizes the LLU Patent and Technology Rights in its development, manufacture or supply), and (ii) 0.75% of Net Product Sales and Net Service Sales for Licensed Products and Licensed Services not covered by a valid patent claim for technology rights and know-how for a three (3) year period beyond the expiration of all valid patent claims. We also are required to produce a written progress report to LLU, discussing our development and commercialization efforts, within 45 days following the end of each year. All intellectual property rights in and to LLU Patent and Technology Rights shall remain with LLU (other than improvements developed by or on our behalf).

The New License Agreement shall terminate on the last day that a patent granted in to us by LLU is valid and enforceable or the day that the last patent application licensed to us is abandoned. The New License Agreement may be terminated by mutual agreement or by us upon 90 days written notice to LLU. LLU may terminate the New License Agreement in the event of (i) non-payments or late payments of royalty, milestone and license maintenance fees not cured within 90 days, (ii) a breach of any non-payment provision (including the provision that requires us to meet certain deadlines for milestone events (each, a “Milestone Deadline”)) not cured within 90 days and (iii) three or more actual breaches of the New License Agreement by us in any 12-month period. The next such Milestone Deadline is the requirement to complete a financing round by July 31, 2018. Additional Milestone Deadlines include: (i) the requirement to have regulatory approval of an IND application to initiate a first-in-human clinical trials on or before March 31, 2020, (ii) the completion of first-in-human (phase I/II) clinical trials by March 31, 2022, (iii) the completion of Phase III clinical trials by March 31, 2024 and (iv) biologic licensing approval by the FDA by March 31, 2025.

Going Concern Analysis

The Company was incorporated on September 28, 2017 and has not generated revenues to date. As of December 31, 2017, the Company had a net loss of $212,986 and will require significant additional capital in order to operate in the normal course of business and fund clinical studies. As a result, these conditions have raised substantial doubt regarding our ability to continue as a going concern beyond one year. While the Company believes in the viability of management’s strategy to generate sufficient revenue, control costs and the ability to raise additional funds if necessary, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon the ability to complete clinical studies and implement the business plan, generate sufficient revenues and to control operating expenses.

Competition

The biotechnology and pharmaceutical industries are subject to rapid and intense technological change. We face, and will continue to face, competition in the development and marketing of our product candidates from biotechnology and pharmaceutical companies, research institutions, government agencies and academic institutions. Competition may also arise from, among other things, other drug development technologies.

Many of our competitors enjoy several competitive advantages over us, including:

●	greater financial, human and other resources for product research and development, sales and marketing;
●	significantly greater name recognition;
●	established relationships with healthcare providers;
●	large and established sales and marketing and distribution networks;
●	products supported by long-term clinical data;
●	greater experience in obtaining and maintaining regulatory clearances or approvals for products and product enhancements;
●	more expansive portfolios of intellectual property rights; and
●	greater ability to cross-sell their products.

Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks as more fully described in the section titled “Risk Factors” beginning on page 11. These risks include, among others:

●	The success of our product candidates will require significant capital resources and years of clinical development efforts;

●	Our ability to comply with the provisions of our license agreement with Loma Linda University;

●	The results of clinical testing and trial activities of our products;

●	Our ability to obtain regulatory approval and market acceptance of, and reimbursement for our products;

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand;

●	Our ability to compete and succeed in a highly competitive and evolving industry;

●	Our lack of operating history on which to judge our business prospects and management;

●	Our ability to raise capital and the availability of future financing;

●	Our ability to manage our research, development, expansion, growth and operating expenses; and

●	Our reliance on third parties to conduct our research, preclinical studies and expected clinical trials.

Our financial statements have been prepared assuming we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our future viability is largely dependent upon our ability to raise additional capital to finance our operations. Our management expects that future sources of funding may include sales of equity, obtaining loans, or other strategic transactions. Although our management continues to pursue these plans, there is no assurance that we will be successful with this Offering or in obtaining sufficient financing on terms acceptable to us to continue to finance our operations, if at all. These circumstances raise substantial doubt on our ability to continue as a going concern, and our financial statements do not include any adjustments that might result from the outcome of these uncertainties.

REGULATION A

We are offering our Common Stock pursuant to recently adopted rules under Regulation A by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $50 million in a 12-month period.

THE OFFERING

Issuer:	ADiTx Therapeutics, Inc., a Delaware corporation.

Securities Offered:	A minimum of 1,000,000 Units and a maximum of 1,666,666 Units. Each Unit shall consist of (a) one share (the “Shares”) of our Common Stock, par value $0.001 per share (“Common Stock”), and (b) one warrant (the “Warrants”) to purchase one share of Common Stock at an exercise price equal to $7.50 from the date of issuance until the third anniversary of the date of issuance.

Maximum Number of Units Offered by Us	$10,000,000 of Units (the “Maximum Offering Amount”)

Minimum Number of Units Offered by Us	$6,000,000 of Units (the “Minimum Offering Amount”)

Number of shares of Common Stock Outstanding before the Offering (1):	7,294,250 shares of Common Stock

Number of shares of Common Stock to be Outstanding after the Offering (1)(2):

8,960,916 shares of Common Stock, or  11,291,166 shares on a fully-diluted basis if the Maximum Offering is sold.

8,294,250 shares of Common Stock, or  10,625,500 shares on a fully-diluted basis if the Minimum Offering is sold.

Price per Unit:	$6.00 per Unit

Minimum Investment	$600 (100 Units)

Use of Proceeds:	If we sell the Maximum Amount of Units being offered, our net proceeds (after estimated Offering expenses, including fees payable to the Underwriter) will be approximately $8,200,000. We will use these net proceeds to pay a licensing fee to Loma Linda University, for research and development expenses, for the repayment of debt and for offering expenses, working capital and general corporate purposes, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.

Termination of Offering; Escrow:	This Offering will terminate on the earlier of: (i) a date mutually acceptable to us and the Underwriter after the date at which the Minimum Offering Amount is sold; or (ii) such time as the Maximum Offering Amount is sold. Funds for the Units will be deposited into a non-interest bearing escrow account with MVB Bank, Inc. In the event we do not sell the Minimum Offering Amount by ______________, 2018, escrowed funds will be promptly returned to investors without interest or deduction.

Certain U.S. Federal Income Tax Considerations	The acquisition of a Unit should be treated for U.S. federal income tax purposes as the acquisition of one share of Common Stock and one Warrant to acquire one share of Common Stock. Shares of Common Stock will be treated as stock of the Company for U.S. federal income tax purposes. Please see “Certain U.S. Federal Income Tax Considerations.” Before deciding whether to invest in the Company’s securities, you should consult your tax advisor regarding possible tax consequences.

Risk Factors:	The Units and the Common Stock and Warrants of which the Units consist are speculative securities. Investing in them involves significant risks. You should invest in them only if you can afford a complete loss of your investment. See “Risk Factors” starting on page 9 for a discussion of factors you should carefully consider before deciding whether to invest.

Ticker Symbol:	We have applied to list our Common Stock on the NASDAQ Capital Market (“NASDAQ”) under the symbol “ADTX.”

(1)	This figure does not include (a) 1,200,000 shares of Common Stock reserved for issuance under our 2017 Plan of which 1,025,000 shares of Common Stock are issuable upon exercise of outstanding options having a weighted average exercise price of $2.00 per share, (b) 1,000,000 shares of Common Stock reserved for issuance under the Sekris Warrant, (c) 131,250 shares of Common Stock reserved for issuance under the Private Placement Warrants, and (d) 540,000 shares of Common Stock reserved for issuance under warrants issued to consultants of the Company.

(2)	Assumes no exercise of the Warrants offered hereby.

Summary Financial Information

We present below our summary historical financial and operating data. The historical financial data as of December 31, 2017 and for the for the period from September 28, 2017 (Inception) through December 31, 2017 has been derived from our audited consolidated financial statements and the related notes thereto, which are included elsewhere in this Offering Circular and which have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

Our historical results are not necessarily indicative of the financial results to be expected in any future periods. You should read this information in conjunction with our consolidated financial statements and related notes included elsewhere in this Offering Circular, as well as the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

December 31, 2017

ASSETS

CURRENT ASSETS
Cash	$25,000

TOTAL CURRENT ASSETS	25,000

TOTAL ASSETS	$25,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	8,566
Accrued compensation to related party	51,334

TOTAL CURRENT LIABILITIES	59,900

Deposit on private placement	25,000

TOTAL LIABILITIES	84,900

COMMITMENTS AND CONTINGENCIES	—

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.001 par value, 3,000,000 shares authorized, 0 shares issued and outstanding	—
Common stock, $0.001 par value, 27,000,000 shares authorized, 7,100,000 shares issued and outstanding	7,100
Additional paid-in capital	145,986
Accumulated deficit	(212,986)
TOTAL STOCKHOLDERS’ DEFICIT	(59,900)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$25,000

STATEMENT OF OPERATIONS

For the Period From September 28, 2017 (Inception) Through December 31, 2017

REVENUE	$—

OPERATING EXPENSES
Stock-based compensation and services contributed by founders	153,086
General and administrative expenses	59,900
Total Operating Expenses	212,986

NET LOSS FROM OPERATIONS	(212,986)

OTHER EXPENSES
Interest expense	—
Total Other Expenses	—

Net loss before provision for income taxes	(212,986)

Provision for income taxes	—

NET LOSS	$(212,986)

Net loss per share - basic and diluted	$(0.03)

Weighted average number of shares outstanding during the period - basic and diluted	7,100,000

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the price of our shares of Common Stock could decline and you may lose all or part of your investment. See “Cautionary Statement Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

Risks Related to the Company and our Business

The Company, having only recently commenced operations, is a development stage business and subject to the many risks associated with new businesses.

We formed the company in September 2017 and commenced operations in October 2017.  Accordingly, we have only a limited history by which you can assess our Company and our prospects. We are, and expect for the foreseeable future to be, subject to all the same risks and uncertainties inherent in a new business enterprise and in the further development of our technology.  No assurances can be given as to the ability of the Company to operate profitably.  If we do not generate positive cash flow in the future and hence become profitable, we may not be able to remain in business.

Having only recently commenced operations, our ability to operate successfully is materially uncertain and our operations and prospects are subject to all risks inherent in a developing business enterprise. In investing in this Offering, potential Investors should be aware of the difficulties normally encountered by early-revenue, development stage companies and the high rate of failure of such enterprises. The likelihood of our viability and potential for revenue and profit generation must be considered in light of the significant problems, expenses, difficulties, complications and delays that may be encountered.  These potential problems and uncertainties include, but are not limited to:

●	we may have difficulty implementing a sound business plan;
●	our ability to successfully commercialize and demonstrate the safety and efficacy of our technology;
●	our ability to secure regulatory approvals;
●	our future products may never be developed, manufactured, launched, or work as planned;
●	customers may not adopt our products quickly, or at all;
●	operating costs may exceed our expectations;
●	we may not be able to adequately protect our intellectual property, trademarks, and trade secrets;
●	we may be exposed to product liability and remediation claims;
●	our ability to generate significant sales;
●	our ability to attract and retain high quality personnel for management, executive, and board positions;
●	competition of more established and better capitalized companies;
●	our ability to raise capital when needed to advance our business plans; and
●	we may be exposed to economic downturns, political and economic events and technological developments.

There are no assurances that we can successfully address these and other challenges with which we may be confronted, if we are unsuccessful, the Company and its business, financial condition and operating results could be materially and adversely affected, in which case the value of the Company could be negatively impacted and you could lose all or a part of your investment.

Our financial situation creates doubt whether we will continue as a going concern.

The Company was incorporated on September 28, 2017 and through the date of this Offering Circular has generated no revenues. As of December 31, 2017, the Company had a net loss of $212,986. There can be no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain funding from this Offering or additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available we may be forced to discontinue operations, which would cause investors to lose their entire investment. Our auditors have indicated that these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Our technology is subject to a license from LLU, which is revocable in certain circumstances, including in the event we do not achieve certain Milestone Deadlines. Without this license, we cannot continue to develop our product candidates.

The New License Agreement may be terminated by LLU in the event of a breach by us of any non-payment provision (including the provision that requires us to meet certain deadlines for milestone events (each, a “Milestone Deadline”)) not cured within 90 days. The next such Milestone Deadline is the requirement to complete a financing round by July 31, 2018. Additional Milestone Deadlines include: (i) the requirement to have regulatory approval of an IND application to initiate a first-in-human clinical trials on or before March 31, 2020, (ii) the completion of first-in-human (phase I/II) clinical trials by March 31, 2022, (iii) the completion of Phase III clinical trials by March 31, 2024 and (iv) biologic licensing approval by the FDA by March 31, 2025. If New License Agreement were to be terminated by LLU, we would lose our significant asset and would no longer be able to develop our product candidates, which would have a material adverse effect on our operations.

We may not be able to satisfy certain contractual milestone obligations.

Pursuant to the New License Agreement, we are contractually obligated to pay LLU a milestone fee of $200,000 (the “Milestone Fee”) upon the completion of a financing round on or before July 31, 2018. The Company intends for this Offering to qualify as a financing round pursuant to the terms of the License Agreement and to pay the Milestone Fee from the proceeds of this Offering. There can be no assurance that the Company will raise sufficient capital to pay the Milestone Fee, or complete the Offering at all, thus potentially causing a material adverse effect to the Company.

We have not generated any revenue and may not generate revenue in the manner or within the timeframe we anticipate. We do not have positive operating cash flow. We expect to incur losses for the foreseeable future.

We have not generated any revenue to date, our technology is still in development. Because of the various risks and uncertainties associated with developing, obtaining regulatory approvals for and marketing new products, we are unable to predict with any certainty the extent of any future revenues, cash flows, profits or losses or when we will generate positive operating cash flow or become profitable, if at all. We expect to derive future revenues principally from the sale and licensing of our products, but we cannot guarantee the magnitude of any sales or licensing revenues. We expect to continue to require substantial resources to expand our development activities, seek regulatory approvals, secure manufacturing capabilities, undertake sales and marketing activities, and take other actions necessary to develop and grow our business. We expect that we will continue to incur operating losses for the foreseeable future, and we may never be profitable. Continuing losses will, among other things, have an adverse effect on our stockholders’ equity and working capital. Failure to generate revenue or achieve profitability would materially adversely affect the value of our Company and our ability to grow our business.

We will need to raise substantial additional investment capital, which may be unavailable to us or, if raised, will cause dilution of our existing investors and could place significant restrictions on our ability to operate.

Even in the event that all of the Units offered in the Offering are sold, the company will still need to raise substantial additional equity or debt financing to provide sufficient capital required to fully execute its business plan and expand its operations.  We do not currently have any arrangements or credit facilities in place as a source of funds, and there can be no assurance that we will be able to raise sufficient capital in this offering or additional capital on acceptable terms, if at all. If such financing is not available on satisfactory terms, or is not available, we may be required to delay, scale back or eliminate the development of business opportunities and our operations and financial condition may be materially adversely affected. If we raise additional capital by issuing equity securities, the percentage ownership of our existing stockholders will be reduced, and these stockholders may experience substantial dilution. We may also issue equity securities that provide for rights, preferences and privileges senior to those of our common stock. Debt financing, if obtained, may involve agreements that include liens on our assets and covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, would increase our expenses and could require that our assets be provided as security for such debt. Debt financing would also be required to be repaid regardless of our operating results. There are no assurances that the Company will have sufficient funds to pay the debt off, or that the Company will not default on its debt.  If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our technologies or product candidates, or to grant licenses on terms that are not favorable to us. Funding from any source may be unavailable to us on acceptable terms, if at all. If we do not have sufficient capital to fund our operations and expenses, this could lead to the failure of our business and the loss of your investment.

If we cannot develop our technology and launch products we may not achieve profitability.

Our future success will depend in part on our ability to develop, market and sell multiple products. Currently, we a pre-clinical company that does not have   A failure by us to do so could make it difficult to grow our business.

We face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than we do.

The development and commercialization of drugs is highly competitive. We compete with a variety of multinational pharmaceutical companies and specialized biotechnology companies, as well as products and processes being developed at universities and other research institutions. Our competitors have developed, are developing or will develop product candidates and processes competitive with our product candidates. Competitive therapeutic treatments include those that have already been approved and accepted by the medical community and any new treatments that may enter the market. We believe that a significant number of products are currently available, under development, and may become commercially available in the future, for the treatment of indications for which we may try to develop product candidates.

More established companies may have a competitive advantage over us due to their greater size, cash flows and institutional experience. Compared to us, many of our competitors may have significantly greater financial, technical and human resources. As a result of these factors, our competitors may have an advantage in marketing their approved products and may obtain regulatory approval of their product candidates before we are able to, which may limit our ability to develop or commercialize our product candidates. Our competitors may also develop drugs that are safer, more effective, more widely used and less expensive than ours, and may also be more successful than us in manufacturing and marketing their products.

Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Smaller and other early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These companies compete with us in recruiting and retaining qualified scientific, management and commercial personnel, establishing clinical trial sites and subject registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

The in-licensing of technologies and the successful testing and early development of technologies in the laboratory may not be indicative of future results and may not result in commercially viable technologies or products. Further, our future products may have to be modified from their originally conceived versions in order to reach or be successful in the market.

Positive results from laboratory testing and early developmental successes, may not be predictive of future successful development, commercialization and sales results and should not be relied upon as evidence that products developed from our technologies will become commercially viable and successful. Further, the products we plan to develop in the future may have to be significantly modified from their originally conceived versions in order for us to control costs, compete with similar products, receive market acceptance, meet specific development and commercialization timeframes, avoid potential infringement of the proprietary rights of others, or otherwise succeed in developing our business and earning ongoing revenues. This can be a costly and resource draining activity. What appear to be promising technologies when we license them may not lead to viable technologies or products, or to commercial success.

Conflicts of Interest

The Company may be subject to various potential conflicts of interest because of the fact that some of its officers and directors may be engaged in a range of business activities. Dr. Shabahang, our CTO, is the CEO of Sekris. In addition, the Company’s executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to the Company. In some cases, the Company’s executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to the Company’s business and affairs and that could adversely affect the Company’s operations. These business interests could require significant time and attention of the Company’s executive officers and directors.

Our technologies and products under development, and our business, may fail if we are not able to successfully commercialize them and ultimately generate significant revenues as a result.

Successful development of technologies and our product candidates will require significant additional investment, including costs associated with additional development, completing trials and obtaining regulatory approval, as well as the ability to manufacture or have others manufacture our products in sufficient quantities at acceptable costs while also preserving product quality. Difficulties often encountered in scaling up production include problems involving production yields, quality control and assurance, shortage of qualified personnel, production costs and process controls. In addition, we are subject to inherent risks associated with new technologies and products. These risks include the possibility that any of our technologies or future products may:

● be found unsafe;

● be ineffective or less effective than anticipated;

● fail to receive necessary regulatory approvals;

● be difficult to competitively price relative to alternative solutions;

● be harmful to consumers or the environment;

● be difficult or impossible to manufacture on an economically viable scale;

● be subject to supply chain constraints for raw materials;

● fail to be developed and accepted by the market prior to the successful marketing of alternative products by competitors;

● be difficult or impossible to market because of infringement on the proprietary rights of third parties; or

● be too expensive for commercial use.

Furthermore, we may be faced with lengthy market partner or distributor evaluation and approval processes. Consequently, we may incur substantial expenses and devote significant management effort in order to customize products for market partner or distributor acceptance, though there can be no assurance of such acceptance. As a result, we cannot accurately predict the volume or timing of any future sales.

Customers may not adopt our products quickly, or at all.

Customers in the sector in which we operate can be generally cautious in their adoption of new products and technologies. In addition, given the relative novelty of our future planned products, customers of those products may require education regarding their utility and use, which may delay their adoption. There can be no assurance that customers will adopt our products quickly, or at all.

The significant level of competition in the markets for our products developed in the future may result in pricing pressure, reduced margins or the inability of our future product to achieve market acceptance.

The markets for our future products are intensely competitive and rapidly changing. We may be unable to compete successfully, which may result in price reductions, reduced margins and the inability to achieve market acceptance for our products.

Our competitors may have longer operating histories, significantly greater resources, greater brand recognition than we do and large customer bases. As a result, they may be able to devote greater resources to the manufacture, promotion or sale of their products, receive greater resources and support from market partners and independent distributors, initiate or withstand substantial price competition or more readily take advantage of acquisition or other opportunities.

If our future pre-clinical development and future Clinical Phase I/II Studies are unsuccessful, we may be unable to obtain regulatory approval of, or commercialize, our product candidates on a timely basis or at all.

The successful completion of pre-clinical development and multiple clinical trials is critical to the success of our future products. If the pre-clinical development and clinical trials are unsuccessful or produce inconsistent results or unanticipated adverse side effects, or if we are unable to collect reliable data, regulatory approval of our products could be delayed or not given and as a result we may be unable to commercialize our products. Generally, we expect to engage third parties such as consultants, universities or other collaboration partners to conduct clinical trials on our behalf. Incompatible practices or misapplication of our products by these third parties could impair the success of our clinical trials.

If we are unable to complete required clinical trials, or we experience significant delays in completing such clinical trials, we could experience significant delays our targeted product launch timeframe and impair our viability and business plan.

The completion of any clinical trials that we may be required to undertake could be delayed, suspended or terminated for several reasons, including:

●	our failure or inability to conduct the clinical trial in accordance with regulatory requirements;

●	sites participating in the trial may drop out of the trial, which may require us to engage new sites for an expansion of the number of sites that are permitted to be involved in the trial;

●	patients may not enroll in, remain in or complete, the clinical trial at the rates we expect; and

●	clinical investigators may not perform our clinical trial on our anticipated schedule or consistent with the clinical trial protocol and good clinical practices.

If our clinical trials are delayed it will take us longer to ultimately commercialize our products and generate revenues. Moreover, our development costs will increase if we have material delays in our clinical trials or if we need to perform more or larger clinical trials than planned.

Our results of operations will be affected by the level of royalty and milestone payments that we are required to pay to third parties.

We are a party to the New License Agreement which require us to remit royalty payments and meet certain performance milestones related to in-licensed intellectual property. Any failure on our part to pay royalties owed or meet milestones could lead to us losing rights under our licenses and could thereby adversely affect our business. As our product sales increase, we may, from time-to-time, disagree with our third-party collaborators as to the appropriate royalties owed and the resolution of such disputes may be costly and may consume management’s time. Furthermore, we may enter into additional license agreements in the future, which may also include royalty payments.

We will likely rely on third parties for the production of our future products.  If these parties do not produce our products at a satisfactory quality, in a timely manner, in sufficient quantities or at an acceptable cost, our sales and development efforts could be delayed or otherwise negatively affected.

We will likely rely on third parties for the manufacture of our future products. Our reliance on third parties to manufacture our future products may present significant risks to us, including the following:

●	reduced control over delivery schedules, yields and product reliability;

●	price increases;

●	manufacturing deviations from internal and regulatory specifications;

●	the failure of a key manufacturer to perform as we require for technical, market or other reasons;

●	difficulties in establishing additional manufacturer relationships if we are presented with the need to transfer our manufacturing process technologies to them;

●	misappropriation of our intellectual property; and

●	other risks in potentially meeting our product development schedule or satisfying the requirements of our market partners, distributors, direct customers and end users.

If we need to enter into agreements for the manufacturing of our future products, there can be no assurance we will be able to do so on favorable terms, if at all.

If we are unable to establish successful relations with third-party market partners or distributors, or these market partners or distributors do not focus adequate resources on selling our products or are otherwise unsuccessful in selling them, sales of our products may not develop.

We anticipate relying on independent market partners and distributors to distribute and assist us with the marketing and sale of our products. Our future revenue generation and growth will depend in large part on our success in establishing and maintaining this sales and distribution channel. If our market partners and distributors are unable to sell our products, or receive negative feedback from end users, they may not continue to purchase or market our products. In addition, there can be no assurance that our market partners and distributors will focus adequate resources on selling our products to end users or will be successful in selling them. Many of our potential market partners and distributors are in the business of distributing and sometimes manufacturing other, possibly competing, products.  As a result, these market partners and distributors may perceive our products as a threat to various product lines currently being distributed or manufactured by them. In addition, these market partners and distributors may earn higher margins by selling competing products or combinations of competing products. If we are unable to establish successful relationships with independent market partners and distributors, we will need to further develop our own sales and distribution capabilities, which would be expensive and time-consuming and might not be successful.

If we are not able to attract and retain highly skilled employees and contractors, we may not be able to implement our business model successfully.

We will rely upon employees and third-party consultant/contractors to effectively establish, manage and grow our business. Consequently, we believe that our future viability will depend largely on our ability to attract and retain highly skilled personnel.  In order to do so, we may need to pay higher compensation, fees, and/or other incentives to our employees or consultants than we currently expect and such higher compensation payments would have a negative effect on our operating results. Competition for experienced, high-quality employees, consultants and contractors is intense and we cannot assure that we will be able to recruit and retain such personnel. We may not be able to hire or retain the necessary personnel to implement our business strategy. Our failure to hire and retain such personnel could impair our ability to develop new products and manage our business effectively.

The loss of our management team or other key personnel would have an adverse impact on our future development and impair our ability to succeed.

In the early stages of development, our business will be significantly dependent on the company’s management team and other key personnel. Our success will be particularly dependent upon Mr. Amro Albanna, Dr. Leonard Bailey, and Dr. Shahrokh Shabahang. The loss of any one of these individuals or any other future key personnel could have a material adverse effect on the Company and our ability to further execute our intended business.

Supply problems could harm our business.

We anticipate that we may commit to purchase component parts and substances from suppliers based on sales forecasts of our future products. If we cannot change or be released from these purchase commitments, and if orders for our future products do not materialize, we could incur significant costs related to the purchase of excess parts and substances. Additionally, a delay in production of the parts or substances or inaccuracies in our sales forecasts could materially adversely affect our results or reputation if we are unable to timely ship ordered products or provide replacements under warranty or maintenance contracts.

The use of our products may be limited by regulations, and we may be exposed to product liability and remediation claims.

The use of our planned products may be regulated by various local, state, federal and foreign regulators.  Even if we are able to comply with all such regulations and obtain all necessary registrations, we cannot provide assurance that our future products will not cause injury to the environment, people, or animals and/or otherwise have unintended adverse consequences, under all circumstances. For example, our products may be improperly combined with other chemicals or, even when properly combined, our products may be blamed for damage caused by those other chemicals. The costs of remediation or products liability could materially adversely affect our results, financial condition and operations.

We may be held liable for, or incur costs to settle, liability and remediation claims if any products we develop, or any products that use or incorporate any of our technologies, cause injury or are found unsuitable during product testing, manufacturing, marketing, sale or use. These risks exist even with respect to products that have received, or may in the future receive, regulatory approval, registration or clearance for commercial use. We cannot guarantee that we will be able to avoid product liability exposure.

When at the stage customary to do so, we expect to maintain product liability insurance at levels we believe are sufficient and consistent with industry standards for like companies and products. However, we cannot guarantee that our product liability insurance will be sufficient to help us avoid product liability-related losses. In the future, it is possible that meaningful insurance coverage may not be available on commercially reasonable terms or at all. In addition, a product liability claim could result in liability to us greater than our assets or insurance coverage. Moreover, even if we have adequate insurance coverage, product liability claims or recalls could result in negative publicity or force us to devote significant time and attention to these matters, which could harm our business.

Our inability to obtain regulatory approvals, or to comply with ongoing and changing regulatory requirements, could delay or prevent sales of the products we are developing.

The testing, manufacture, sale and use of some of our planned future products will be regulated by government agencies in the U.S. and abroad. These regulations substantially increase the time and cost associated with bringing future products to market. If we do not receive the necessary governmental approvals to test, manufacture and market our products, or if regulatory authorities revoke our approvals, do not grant approvals in a timely manner or grant approvals subject to restrictions on their use, we may be unable to sell our products in the United States or other jurisdictions, which could adversely affect our results and operations. As we introduce new technologies and applications for our planned products, we will need to seek new regulatory approvals prior to commercial sales.

There can be no assurance that we will be able to obtain regulatory approval for marketing technologies, products, and applications we may develop. Because many of the products that may be sold by us must be registered with one or more government agencies, the registration process can be time consuming and expensive, and there is no guarantee that the product will obtain all needed registrations.

Even if we obtain all necessary regulatory approvals to market and sell our products, they will be subject to continuing review and extensive regulatory requirements, including periodic re-registrations. Regulatory authorities could withdraw a previously approved product from the market upon receipt of newly discovered information, including an inability to comply with regulatory requirements or the occurrence of unanticipated problems with our products, or for other reasons.

The regulatory approval process is expensive, time-consuming and uncertain and may prevent us from obtaining approvals for the commercialization of our future product candidates, if any.

The testing, manufacturing, labeling, approval, selling, marketing and distribution of health- and life science-related products are subject to extensive regulation, which regulations differ from country to country.

Our strategic plan is to demonstrate clinical proof-of-concept of our product candidates in early (phase I/II) clinical trials and to secure strategic partners who will acquire or enter into co-development agreements to complete later stage clinical trials and to obtain regulatory approval for product distribution.

If we elect to develop any product candidates in late stage development and/or marketing and distribution and for product candidates that qualify under biopharmaceuticals, we will not be permitted to market them in the United States or other regions until we receive approval to do so by the appropriate regulatory agencies for the regions we plan to market our product(s). We have not submitted an application or premarket notification for or received marketing clearance or approval for any of our product candidates. Obtaining approval of any premarket approval can be a lengthy, expensive and uncertain process. There is no guarantee that our products will receive Investigational New Drug (IND) approval to initiate human trials and after completion of the necessary clinical testing, there is no guarantee that our products will receive regulatory approval for marketing and distribution. If the FDA or other relevant regulatory agencies do not approve our applications for marketing our biopharmaceutical product(s), then we cannot market the product(s). The regulatory agencies may seek additional information or additional data, which would further delay our ability to market the product. In addition, if we modify our regulatory approved product(s), we may need to seek additional clearance or approvals, which, if not granted, would prevent us from selling our modified products. Furthermore, failure to comply with FDA, non-U.S. regulatory authorities or other applicable U.S. and non-U.S. regulatory requirements may, either before or after product clearance or approval, if any, subject us to administrative or judicially imposed sanctions, including:

● restrictions on the products, manufacturers or manufacturing process;

● adverse inspectional observations (Form 483), warning letters or non-warning letters incorporating inspectional observations;

● civil and criminal penalties;

● injunctions;

● suspension or withdrawal of regulatory clearances or approvals;

● product seizures, detentions or import bans;

● voluntary or mandatory product recalls and publicity requirements;

● total or partial suspension of production;

● imposition of restrictions on operations, including costly new manufacturing requirements; and

● refusal to clear or approve pending applications or premarket notifications.

The FDA and/or other regulatory agencies can delay, limit or deny clearance or approval of a biopharmaceutical product candidate for many reasons, including:

● a biopharmaceutical product may not be deemed safe or effective;

● regulatory officials may not find the data from pre-clinical studies and clinical trials sufficient;

● the regulatory agency might not approve our third-party manufacturer’s processes or facilities; or

● the regulatory may change its clearance or approval policies or adopt new regulations.

The regulatory approval processes of the FDA, the EMA and other comparable foreign regulatory authorities are lengthy, time-consuming and inherently unpredictable, and if we are ultimately unable to obtain timely regulatory approval for our product candidates, our business will be substantially harmed.

We will not be permitted to market our product candidates in the United States or the EU until we receive approval of an NDA from the FDA or an MAA from the EMA, or in any foreign countries until we receive the requisite approval from such countries. Prior to submitting an NDA to the FDA or an MAA to the EMA for approval of our product candidates we will need to complete our preclinical studies and initiate and complete clinical trials. Successfully completing our clinical program and obtaining approval of an NDA or MAA is a complex, lengthy, expensive and uncertain process, and the FDA or EMA may delay, limit or deny approval of our product candidates for many reasons, including, among others, because:

●	we may not be able to demonstrate that our product candidates are safe and effective in treating patients to the satisfaction of the FDA or EMA;

●	the results of our clinical trials may not meet the level of statistical or clinical significance required by the FDA or EMA for marketing approval;

●	the FDA or EMA may disagree with the number, design, size, conduct or implementation of our clinical trials;

●	the FDA or EMA may require that we conduct additional clinical trials;

●	the FDA or EMA or other applicable foreign regulatory authorities may not approve the formulation, labeling or specifications of our product candidates;

●	the contract research organizations (CROs) and other contractors that we may retain to conduct our clinical trials may take actions outside of our control that materially adversely impact our clinical trials;

●	the FDA or EMA may find the data from preclinical studies and clinical trials insufficient to demonstrate that EHP-101 or EHP-102 are safe and effective for their proposed indications;

●	the FDA or EMA may disagree with our interpretation of data from our preclinical studies and clinical trials;

●	the FDA or EMA may not accept data generated at our clinical trial sites or may disagree with us over whether to accept efficacy results from clinical trial sites outside the United States or outside the EU, as applicable, where the standard of care is potentially different from that in the United States or in the EU, as applicable;

●	if and when our NDAs or MAAs are submitted to the FDA or EMA, as applicable, the regulatory authorities may have difficulties scheduling the necessary review meetings in a timely manner, may recommend against approval of our application or may recommend or require, as a condition of approval, additional preclinical studies or clinical trials, limitations on approved labeling or distribution and use restrictions;

●	the FDA may require development of a Risk Evaluation and Mitigation Strategy (REMS), which would use risk minimization strategies to ensure that the benefits of certain prescription drugs outweigh their risks, as a condition of approval or post-approval, and the EMA may grant only conditional marketing authorization or impose specific obligations as a condition for marketing authorization, or may require us to conduct post-authorization safety studies;

●	the FDA, DEA, EMA or other applicable foreign regulatory agencies may not approve the manufacturing processes or facilities of third-party manufacturers with which we contract or DEA or other applicable foreign regulatory agency quotas may limit the quantities of controlled substances available to our manufacturers; or

●	the FDA, EMA or other applicable foreign regulatory agencies may change their approval policies or adopt new regulations.

Any of these factors, many of which are beyond our control, could increase development costs, jeopardize our ability to obtain regulatory approval for and successfully market our product candidates and generate product revenue.

The failure to obtain or maintain patents, licensing agreements and other intellectual property could materially impact our ability to compete effectively.

In order for our business to be viable and to compete effectively, we need to develop and maintain, and we will heavily rely on, a proprietary position with respect to our technologies and intellectual property. However, there are significant risks associated with our actual or proposed intellectual property. The risks and uncertainties that we face with respect to our rights principally include the following:

●	pending patent applications we have filed or will file may not result in issued patents or may take longer than we expect to result in issued patents;

●	we may be subject to interference proceedings;

●	we may be subject to reexamination proceedings;

●	we may be subject to post grant review proceedings;

●	we may be subject to inter partes review proceedings;

●	we may be subject to derivation proceedings;

●	we may be subject to opposition proceedings in the U.S. or in foreign countries;

●	any patents that are issued to us may not provide meaningful protection;

●	we may not be able to develop additional proprietary technologies that are patentable;

●	other companies may challenge patents licensed or issued to us;

●	other companies may have independently developed and patented (or may in the future independently develop and patent) similar or alternative technologies, or duplicate our technologies;

●	other companies may design around technologies we have licensed or developed;

●	enforcement of patents is complex, uncertain and very expensive and we may not be able to secure, enforce and defend our patents; and

●	in the event that we were to ever seek to enforce our patents in ligation, there is some risk that they could be deemed invalid, not infringed, or unenforceable.

We cannot be certain that any patents will be issued as a result of any pending or future applications, or that any patents, once issued, will provide us with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, we cannot be certain that we or our licensors were the first to invent or to file patent applications covering them.

It is also possible that others may have or may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. There is no guarantee that such licenses will be available based on commercially reasonable terms. As to those patents that we have licensed, our rights depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so.

If we are unable to obtain and maintain patent protection for our products, or if the scope of the patent protection obtained is not sufficiently broad, competitors could develop and commercialize products similar or identical to ours, and our ability to successfully commercialize our products could be impaired.

The patent prosecution process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost, in a timely manner, or in all jurisdictions. It is also possible that we will fail to identify patentable aspects of our development output before it is too late to obtain patent protection.

The patent position of life science companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. In addition, the laws of foreign countries may not protect our rights to the same extent as the laws of the United States and we may fail to seek or obtain patent protection in all major markets. For example, unlike the U.S., European patent law restricts the patentability of methods of treatment of the human body. Our pending and future patent applications may not result in patents being issued which protect our technology or products, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection, even post-grant.

Recent patent reform legislation has increased the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents. On September 16, 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law. The Leahy-Smith Act includes a number of significant changes to United States patent law. These include provisions that affect the way patent applications are prosecuted and may also affect patent litigation. The U.S. Patent and Trademark Office, or USPTO, recently developed new regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act, and in particular, the first to file provisions, only became effective on March 16, 2013. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

Moreover, we may be subject to a third-party preissuance submission of prior art to the USPTO, or become involved in opposition, derivation, reexamination, inter partes review, post-grant review or interference proceedings challenging our patent rights (whether licensed or otherwise held) or the patent rights of others. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, our patent rights (whether licensed or otherwise held), allow third parties to commercialize our technology or products and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights. In addition, if the breadth or strength of protection provided by our patents and patent applications (whether licensed or otherwise held) is threatened, it could dissuade companies from collaborating with us to license, develop or commercialize current or future product candidates.

Even if our patent applications (whether licensed or otherwise held) result in the issuance of patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us with any competitive advantage. Our competitors may be able to circumvent our owned or licensed patents by developing similar or alternative technologies or products in a non-infringing manner.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our licensed or owned patents may be challenged in the courts or patent offices in the United States and abroad. Such challenges may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar or identical products, or limit the duration of the patent protection of our products. Given the amount of time required for the development, testing and regulatory review of new life science product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our intellectual property rights portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

We may become involved in lawsuits to protect or enforce our intellectual property rights, which could be expensive, time-consuming and ultimately unsuccessful.

Competitors may infringe our intellectual property. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time-consuming. Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us alleging that we infringe their intellectual property or that our intellectual property is invalid or unenforceable. In addition, in a patent infringement proceeding, a court may decide that a licensed or owned patent of ours is invalid or unenforceable, in whole or in part, construe the patent’s claims narrowly or refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover that technology. Moreover, lawsuits to protect or enforce our intellectual property rights could be expensive, time-consuming and ultimately unsuccessful.

Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain.

Our commercial success depends upon our ability to develop, manufacture, market and sell our product candidates without infringing the proprietary rights of third parties. There is considerable intellectual property litigation in the life sciences industry. We cannot guarantee that our product candidates will not infringe third-party patents or other proprietary rights. We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our products and technology, including inter partes review, interference, or derivation proceedings before the USPTO and similar bodies in other countries. Third parties may assert infringement claims against us based on existing intellectual property rights and intellectual property rights that may be granted in the future.

If we are found to infringe a third party’s intellectual property rights, we could be required to obtain a license from such third party to continue developing and marketing our products. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. We could be forced, including by court order, to cease commercializing the infringing technology or product. In addition, we could be found liable for monetary damages, including treble damages and attorneys’ fees if we are found to have willfully infringed a patent. A finding of infringement could prevent us from commercializing our product candidates or force us to cease some of our business operations, which could materially harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our own patent protection could be reduced or eliminated for noncompliance with these requirements.

Periodic maintenance fees and annuities on any issued patent are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. In such an event, our competitors might be able to enter our markets, which could have a material adverse effect on our business.

We may be subject to claims by third parties asserting that our employees or we have misappropriated their intellectual property, or claiming ownership of what we regard as our own intellectual property.

Certain of our employees and contractors were previously employed at universities or other companies, including potential competitors. Although we try to ensure that our employees and contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that these employees or we have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such employee’s former employer. Litigation may be necessary to defend against these claims, and any such litigation could have an unfavorable outcome.

In addition, while it is our policy to require our employees and contractors who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who in fact develops intellectual property that we regard as our own. Our and their assignment agreements may not be self-executing or may be breached, and we may be forced to bring claims against third parties, or defend claims they may bring against us, to determine the ownership of what we regard as our intellectual property.

If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in prosecuting or defending against such claims, litigation could result in substantial costs and adverse results, and be a distraction to management.

A substantial portion of our in-licensed intellectual property will be subject to the provisions of the Bayh-Dole Act, if the underlying inventions were achieved using federal government funding. Such innovations are subject to “march-in” rights and other provisions under that Act.

Should we fail to take “effective steps to achieve practical application of” inventions we have licensed or fail to satisfy “health and safety needs” of consumers, then, under the federal Bayh-Dole Act, a federal government agency that has funded the discovery of the invention may “march in” and, despite our intellectual property rights in the invention, compel the granting of a license, or grant the license itself, to the invention to third-party petitioners who are “reasonable applicants”. There is also nothing prohibiting such government agency in exercising its “march-in” rights by granting such licenses to any of our competitors. Any such “march-in” under this Act could disrupt our operations and business plans with respect to the invention at issue.

Intellectual property litigation could cause us to spend substantial resources and distract our personnel from their normal responsibilities.

Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have an adverse effect on the price of our common stock. Such litigation or proceedings could increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could compromise our ability to compete in the marketplace.

We may spend considerable resources developing and maintaining patents, licensing agreements and other intellectual property that may later be abandoned or may otherwise never result in products brought to market.

Not all technologies and candidate products that initially show potential as the basis for future products end up meeting the rigors of our development process and as a result may be abandoned and/or never otherwise result in products brought to market.  In some cases prior to abandonment we may be required to incur significant cost developing and maintaining intellectual property and/or maintaining license agreements and our business could be harmed by such costs.

We rely on information technology, and if we are unable to protect against service interruptions, data corruption, cyber-based attacks or network security breaches, our operations could be disrupted and our business could be negatively affected.

We rely on information technology networks and systems to process, transmit and store electronic and financial information; to coordinate our business; and to communicate within our Company and with customers, suppliers, partners and other third-parties. These information technology systems may be susceptible to damage, disruptions or shutdowns, hardware or software failures, power outages, computer viruses, cyber-attacks, telecommunication failures, user errors or catastrophic events. If our information technology systems suffer severe damage, disruption or shutdown, and our business continuity plans do not effectively resolve the issues in a timely manner, our operations could be disrupted and our business could be negatively affected. In addition, cyber-attacks could lead to potential unauthorized access and disclosure of confidential information, and data loss and corruption. There is no assurance that we will not experience these service interruptions or cyber-attacks in the future.

Information about our Company, technologies and product concepts that can be found on social media, websites, blogs, and/or other forms of electronic media must not be relied upon as it may be out-of-date, inaccurate, incomplete, and/or fabricated by others.

Information about our company, technologies, product concepts, plans and past activities can be found on social media, websites, blogs, and/or other forms of electronic media.  Such information should not be relied upon as part of your evaluation of our Company and the Offering as such information may be found to be out-of-date, inaccurate, and/or incomplete. Further, such information may have been created by others, fabricated by others, or our original material may have been edited by others without our approval and such information must not be relied upon as having been authorized by us.

There is no assurance that an active and liquid trading market in our common stock will develop.

This Offering will close only if our securities are accepted to be listed on the NASDAQ Capital Market. There can be no assurance any broker will be interested in trading our Common Stock. Therefore, it may be difficult to sell any securities you purchase in this offering if you desire or need to sell them. Neither we nor the underwriters can provide any assurance that an active and liquid trading market in our common stock will develop or, if developed, that the market will continue.

There is no public market for the Warrants being offered, and we do not anticipate such a market ever developing in the future.

There is no established public trading market for the Warrants and we do not intend to have the Warrants listed on a national securities exchange or any other recognized trading system in the future. Without an active market, the liquidity of the Warrants will be limited.

The Warrants may not have value.

The Warrants being offered by us in this offering have an exercise price of $7.50 per share and expire on ____________, 2021. In the event that our Common Stock does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

Holders of our Warrants will have no rights as shareholders until they acquire shares of our common stock, if ever.

If you acquire Warrants to purchase shares of our common stock in this offering, you will have no rights with respect to our Common Stock until you acquire shares of such Common Stock upon exercise of your Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a holder of Common Stock only as to matters for which the record date occurs after the exercise date.

There may be limitations on the effectiveness of our internal controls, and a failure of our control systems to prevent error or fraud may materially harm our Company.

We do not expect that internal control over financial accounting and disclosure, even if timely and well established, will prevent all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. Failure of our control systems to prevent error or fraud could materially adversely affect our business.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any and all future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all. We cannot assure you of a positive return on your investment or that you will not lose the entire amount of your investment.

Upon dissolution of our Company, you may not recoup all or any portion of your investment.

In the event of a liquidation, dissolution or winding-up of our Company, whether voluntary or involuntary, our assets would be used to pay all of our debts and liabilities, and only thereafter would any remaining assets be distributed to our stockholders, subject to rights of the holders of the Preferred Stock, if any, on a pro rata basis. There can be no assurance that we will have assets available from which to pay any amounts to our stockholders upon such a liquidation, dissolution or winding-up. In such an event, you would lose all of your investment.

Limitation of Liability and Indemnification of Management.

The Delaware Corporation Law and the Company’s Amended and Restated Certificate of Incorporation provides for the limitation of the liability of directors for monetary damages. Such provisions may discourage shareholders from bringing a lawsuit against directors for breaches of fiduciary duty and may also have the effect of reducing the likelihood of derivative litigation against directors and officers even though such action, if successful, might otherwise be a benefit to the Company’s shareholders.  In addition, a shareholder’s investment in the Company may be adversely affected to the extent that costs of settlement and damage awards against the Company’s officers or directors are paid by the Company pursuant to such provisions. Additionally, In accordance with Delaware Corporation Law and the Company’s Amended and Restated Certificate of Incorporation, the Company shall indemnify, hold harmless and provide advancement of expenses, to the fullest extent permitted by applicable law, directors, officers, employees, and agents that are made a party or threatened to be made a party to legal proceedings by reason of the fact that such parties were working at the request of the Company.  We direct you to the Company’s Amended and Restated Certificate of Incorporation for more information.

Anti-takeover provisions under Delaware law could discourage, delay or prevent a change in control of our Company and could affect the trading price of our securities.

We are a Delaware corporation and the anti-takeover provisions of the Delaware General Corporation Law may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders.

We will need but may be unable to obtain additional funding on satisfactory terms, which could dilute our stockholders or impose burdensome financial restrictions on our business.

We have relied upon our majority stockholder to finance our operations to date, and in the future, we hope to rely on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that our majority stockholder will continue to finance our operations or that we will be able to generate any significant cash from our operating activities in the future. Our majority stockholder has financed our operations through unsecured promissory notes. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Common Stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. However, there can be no assurance that the Company will be able to generate any investor interest in its securities. If we do not obtain additional financing, our business will never commence, in which case you would likely lose the entirety of your investment in us.

Upon qualification of the Offering Statement of which this Offering Circular is a part, we will incur increased costs as a result of our public reporting obligations, and our management team will be required to devote substantial time to new compliance initiatives.

Upon qualification of this Form 1-A, particularly after we are no longer an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company. Our management and other personnel would need to devote a substantial amount of time to comply with our reporting obligations. Moreover, these reporting obligations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

Failure to develop our internal controls over financial reporting as we grow could have an adverse impact on us.

As our Company matures we will need to develop our current internal control systems and procedures to manage our growth. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish appropriate controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

Risks Related to Our Financial Position and Need for Capital

Even if we raise the Maximum Offering, we will need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

In the event we raise the Maximum Offering amount, we expect that the net proceeds will be sufficient to fund our current operations for at least the next 36 months. However, our operating plan may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings, government or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances and licensing arrangements or a combination of these approaches. In any event, we will require additional capital to obtain regulatory approval for, and to commercialize, our product candidates. Raising funds in the current economic environment may present additional challenges. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our product candidates. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our stockholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. The sale of additional equity or convertible securities may dilute our existing stockholders. The incurrence of indebtedness would result in increased fixed payment obligations and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable and we may be required to relinquish rights to some of our technologies or product candidate or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or development programs or the commercialization of any product candidate or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

If you purchase our Units in this Offering, you will incur immediate and substantial dilution in the book value of your Shares.

You will suffer immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this Offering. Assuming an offering price of $6.00 per share and the maximum number of Units are sold for gross proceeds of $10,000,000, purchasers in this Offering will experience immediate dilution of $5.09 per share of Common Stock in net tangible book value of the Common Stock. See “Dilution” on page 27 for a more detailed description of the dilution to new investors in the Offering.

Risks Related to Our Common Stock and this Offering

Our executive officers, directors, major stockholder and their respective affiliates will continue to exercise significant control over our Company after this Offering, which will limit your ability to influence corporate matters and could delay or prevent a change in corporate control.

Immediately following the completion of this Offering, and disregarding any shares of Common Stock that they purchase in this Offering, if any, the existing holdings of our executive officers, directors, major stockholders and their affiliates, will represent beneficial ownership, in the aggregate, of approximately 76.53% of our outstanding Common Stock, assuming we issue the number of shares of Common Stock as set forth on the cover page of this Offering Circular. Please see “Security Ownership of Management & Certain Security Holders” on page 45 for more information. As a result, these stockholders will be able to influence our management and affairs and control the outcome of matters submitted to our stockholders for approval, including the election of directors and any sale, merger, consolidation, or sale of all or substantially all of our assets. These stockholders acquired their shares of Common Stock for substantially less than the price of the shares of Common Stock being acquired in this Offering, and these stockholders may have interests, with respect to their Common Stock, that are different from those of investors in this Offering and the concentration of voting power among one or more of these stockholders may have an adverse effect on the price of our Common Stock. In addition, this concentration of ownership might adversely affect the market price of our Common Stock by:

●	delaying, deferring or preventing a change of control of the Company;

●	impeding a merger, consolidation, takeover or other business combination involving the Company; or

●	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

We have broad discretion in how we use the proceeds of this Offering and may not use these proceeds effectively, which could affect our results of operations and cause our Common Stock and Warrant price to decline.

We will have considerable discretion in the application of the net proceeds of this Offering. We intend to use the net proceeds from this Offering to fund our business strategy, including without limitation, new and ongoing research and development expenses, offering expenses, working capital and other general corporate purposes, which may include funding for the hiring of additional personnel. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this Offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value.

If our stock price fluctuates after the Offering, you could lose a significant part of your investment.

The market price of our Common Stock could be subject to wide fluctuations in response to, among other things, the risk factors described in this section of this Offering Circular, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our Common Stock. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

After the completion of this Offering, we may be at an increased risk of securities class action litigation.

Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because biotechnology and pharmaceutical companies have experienced significant stock price volatility in recent years. If we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future and, as such, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

We have never declared or paid cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, and any future loan arrangements we enter into may contain, terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting interests of then-current stockholders and impairing their voting rights, and provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Our Certificate of Incorporation provides for the authorization to issue up to 3,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue one or more series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. In addition, advanced notice is required prior to stockholder proposals, which might further delay a change of control.

Our Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for substantially all disputes between the Company and its stockholders, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers or employees.

Our Amended and Restated Certificate of Incorporation provides that unless the Company consents in writing to the selection of an alternative forum, the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or our Amended and Restated Certificate of Incorporation or the Company’s Bylaws, or (iv) any action asserting a claim against the Company, its directors, officers, employees or agents governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees, which may discourage such lawsuits against the Company and its directors, officers and other employees. Alternatively, if a court were to find the choice of forum provision contained in our Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial condition.

USE OF PROCEEDS

Assuming the sale by us of the Maximum Offering of $10,000,000 and assuming Offering related expenses, including without limitation, professional fees and marketing expenses, estimated to be as much as $1,800,000, we estimate that our net proceeds will be $8,200,000 which we currently intend to use as set forth below. We expect from time to time to evaluate the acquisition of businesses, intellectual property, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. The following table represents management’s best estimate of the uses of the net proceeds received from the sale of Common Stock assuming the sale of, respectively, $10,000,000 (the Maximum Offering Amount), $8,667,000, $7,333,000 and $6,000,000 (the Minimum Offering Amount) of Units offered for sale in this Offering.

Percentage of Offering Sold

	$10,000,000	$6,000,000
Clinical Studies	$2,000,000	$0
Preclinical Studies	$2,000,000	$2,000,000
Repayment of Existing Debt (1)	$25,000	$25,000
Research and Development	$1,582,000	$1,147,000
Milestone License Fee – Loma Linda University	$200,000	$200,000
General and Administrative	$2,393,000	$1,348,000
Offering Related Expenses	$1,800,000	$1,280,000
TOTAL	$10,000,000	$6,000,000

(1)	The Company intends to repay two promissory notes that have a total of $25,000 in principal outstanding. Each note bears interest at four percent (4%). The fist note has $15,000 in principal outstanding and is due on August 12, 2018. The second note has $10,000 in principal outstanding and is due on September 2, 2018.

(2)	We intend to use the net proceeds from this Offering to pay a Milestone licensing fee to Loma Linda University. We have attached a copy of the License Agreement as an exhibit to this Offering Statement.

DILUTION

As at date of this Offering Circular, an aggregate of 7,294,250 shares of our Common Stock are issued and outstanding. This figure does not include: (a) 1,200,000 shares of Common Stock reserved for issuance under our 2017 Plan of which 1,025,000 shares of Common Stock are issuable upon exercise of outstanding options having a weighted average exercise price of $2.00 per share, (b) 1,000,000 shares of Common Stock reserved for issuance under the Sekris Warrant, (c) 131,250 shares of Common Stock reserved for issuance under the Private Placement Warrant, and (d) 540,000 shares of Common Stock reserved for issuance under warrants issued to consultants of the Company.

If you purchase Units (and therefore Shares) in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering. We have allocated a purchase price per Unit of $3.00 per Share and $3.00 per Warrant.

Our net tangible book value as of December 31, 2017 was -$59,900 or $0 per share based on 7,294,250 outstanding shares of Common Stock as at the date of this Offering Circular. Net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

If the Maximum Offering, at an offering price of $6.00  per share, is sold in this Offering, after deducting approximately $1,300,000 in offering expenses payable by us, our pro forma as adjusted net tangible book value at December 31, 2017 would be approximately $8,140,100 ($0.91 per share). This amount represents an immediate increase in pro forma net tangible book value of $0.91 per share to our existing stockholders at the date of this Offering Circular, and an immediate dilution in pro forma net tangible book value of approximately $5.09 per share to new investors purchasing shares of Common Stock in this Offering at a price of $6.00 per share.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, $10,000,000 (the Maximum Offering Amount) and $6,000,000 (the Minimum Offering Amount) of the shares offered for sale in this offering (after our estimated offering expenses of $500,000):

Funding Level	$10,000,000	$6,000,000
Offering Price	$6.00	$6.00
Pro forma net tangible book value per Common Stock share before the Offering	$0.00	$0.00
Increase per common share attributable to investors in this Offering	$(0.91)	$(0.50)
Pro forma net tangible book value per Common Stock share after the Offering	$0.91	$0.50
Dilution to investors after the Offering(1)	$5.09	$5.50
Increase per common share attributable to investors in this Offering after Conversion	$(0.77)	$(0.45)
Pro forma net tangible book value per Common Stock share after the Offering and Conversion	$0.77	$0.45
Dilution to investors after the Offering and Conversion(1)	$5.23	$5.55

(1) Does not include any exercise of (i) outstanding awards under the 2017 Plan or the exercise of any outstanding warrants; or (ii) outstanding, but not yet vested, warrants to purchase up to 540,000 shares of Common Stock issued to consultants of the Company.

The following tables set forth, assuming the sale of, respectively, $10,000,000 (the Maximum Offering Amount), and $6,000,000 (the Minimum Offering Amount) of the shares offered for sale in this offering the total number of shares previously sold to existing stockholders as of December 31, 2017, the total consideration paid for the foregoing and the respective percentages applicable to such purchased shares and consideration paid based on an average price of $0.01 per share paid by our existing stockholders and $6.00 per share paid by investors in this Offering. The tables do not include the effect of the exercise of outstanding awards under the 2017 Plan or the exercise of the Sekris Warrant.

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming $10,000,000 of Units Sold:
Existing stockholders	7,294,250	81%	$262,500	1%
New Investors	1,666,666	19%	$10,000,000	99%
Total	8,909,916	100%	$10,262,500	100%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming $6,000,000 of Units Sold:
Existing Stockholders	7,294,250	88%	$262,500	2%
New Investors	1,000,000	12%	$6,000,000	98%
Total	8,294,250	100%	$6,262,500	100%

MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION & RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” starting on page 11, “Cautionary Statement Regarding Forward-Looking Statements” starting on page 4, and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies.

Financial Results

We have a limited operating history. Therefore, there is limited historical financial information upon which to base an evaluation of our performance. Our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of operations. Our financials as of December 31, 2017, show a net loss of $212,986. We expect to incur additional net expenses over the next several years as we continue to maintain and expand our existing operations. The amount of future losses and when, if ever, we will achieve profitability are uncertain.

Results of Operations

During the period September 28, 2017 (“Inception”) though ended December 31, 2017, we incurred a loss from operations of $212,986. This is due to stock-based compensation expense and the fair value of services contributed by founders totaling $153,086 and general and administrative expenses of $59,900.

Liquidity

We are a startup and anticipate that we will incur operating losses for the foreseeable future. As of December 31, 2017, we had cash of $25,000 and working capital deficit of $34,900.

Operating activities used no cash for the period from Inception though ended December 31, 2017 as our net loss of $212,986 was offset by $153,086 in stock based compensation and fair value of services contributed by founders, and a $59,900 increase in accounts payable and accrued expenses and accrued compensation to related parties.

Financing activities provided $25,000 in cash a deposit on a private placement investment.

There were no investing activities for the period from Inception though ended December 31, 2017.

On January 22, 2018 the Company entered into an unsecured promissory note for $40,000 that accrues interest of 4% annually. The note is due on the earlier of July 22, 2018 or in the event of default, as defined in the agreement.

On February 12, 2018 the Company entered into an unsecured promissory note for $50,000 that accrues interest of 4% annually. The note is due on the earlier of August 12, 2018 or in the event of default, as defined in the agreement.

On March 2, 2018 the Company entered into an unsecured promissory note for $10,000 that accrues interest of 4% annually. The note is due on the earlier of September 2, 2018 or in the event of default, as defined in the agreement.

During the first quarter of 2018, the Company received $262,500 in cash for shares of common stock under a private placement at $2.00 per share. Of this amount $25,000 was received in 2017 as noted above.

Critical accounting policies

Research and Development

We incur research and development costs during the process of researching and developing our technologies and future offerings. Our research and development costs consist primarily of non-capitalized development and maintenance costs. We expense these costs as incurred unless such costs qualify for capitalization under applicable guidance.

Stock-Based Compensation

The Company accounts for stock-based compensation costs under the provisions of ASC 718, “Compensation—Stock Compensation”, which requires the measurement and recognition of compensation expense related to the fair value of stock-based compensation awards that are ultimately expected to vest. Stock based compensation expense recognized includes the compensation cost for all stock-based payments granted to employees, officers, and directors based on the grant date fair value estimated in accordance with the provisions of ASC 718. ASC 718 is also applied to awards modified, repurchased, or canceled during the periods reported.

Stock-Based Compensation for Non-Employees

The Company accounts for warrants and options issued to non-employees under ASC 505-50, Equity – Equity Based Payments to Non-Employees, using the Black-Scholes option-pricing model. The value of such non-employee awards unvested are re-measured over the vesting terms at each reporting date.

Property

The Company does not own any real estate. The Company does not currently lease any office space, but intends to sign an office lease in Loma Linda, California prior to the commencement of this Offering.

OUR BUSINESS

Overview

Transplantation can be a lifesaving treatment option, but the immune system continues to pose the greatest challenge to transplantation becoming routine medical treatment. This is due to the rejection that occurs when the recipient’s immune system recognizes the transplanted tissue or organ as foreign.

The discovery of immunosuppressants (anti-rejection drugs), such as cyclosporine, has allowed survival of transplanted organs by preventing acute or early rejection.  However, immunosuppressants fail to prevent the chronic or long-term rejection that occurs years after the initial transplant. About 40% of transplanted organs survive for no more than 5 years.  Furthermore, immune suppression leads to significant undesirable side effects such as increased susceptibility to life-threatening infections and cancers because it is not specifically targeted towards the transplanted organs; rather, it indiscriminately and broadly suppresses immune function throughout the body.

New, focused therapeutic approaches are needed that modulate only the small portion of immune cells that are involved in rejection of the transplanted organ, as this will be safer for patients than indiscriminate immune suppression.  These approaches are referred to as immune tolerance.  Therapeutically induced immune tolerance may not only be safer for patients, they could also allow long-term survival of transplanted tissues and organs.

In the late 1990s, academic research was being conducted at the Transplant Center in Loma Linda University, for a project that secured initial funding through grants from the Department of Defense (DOD), which was funding projects with high probabilities of commercialization and potential benefit to the DOD.  The direct benefit in this case was for skin grafting for burn victims.  Fifteen years of research led to a series of discoveries that translated to a large patent portfolio that may be applied to the modulation of the immune system to induce tolerance to self and transplanted organs - tolerogenic immunotherapy.

We have an exclusive worldwide license for commercializing this nucleic acid-based technology called Apoptotic DNA Immunotherapy (ADi) which utilizes a novel approach that mimics the way our bodies naturally induce tolerance to our own tissues. ADi is a technology platform which we believe can be engineered for application to a wide variety of indications.

We plan to develop ADi products for organ transplantation, skin grafting, and wound healing with the initial focus being on skin allografts and other organ and/or tissue allografts, as we believe these indications will be most efficient in providing safety and efficacy data in clinical trials.

While immune suppression requires continuous administration to prevent acute or early rejection of transplanted organs, induction of tolerance has the potential to retrain the immune system to accept the organ for longer periods of time.  Thus, ADi may allow patients to live with transplanted organs with significantly reduced immune suppression.

ADi Advantages

ADi is a nucleic acid-based technology (e.g., plasmid DNA-based) which we believe selectively suppresses only those immune cells involved in the rejection of tissue and organ transplants. It does so by tapping into the body’s natural process of cell death (apoptosis) to reprogram the immune system to stop unwanted attacks on self or transplanted tissues. In short, it retrains the immune system to become accepting of the organ much like how natural apoptosis reminds our immune system to be tolerant to our own “self” tissues.

While efforts have been made by various groups to promote tolerance through cell therapies and ex vivo manipulation of patient cells (takes place outside the body typically requiring hospitalization), to our knowledge, we will be unique in our approach of using in-body induction of apoptosis to promote tolerance to specific tissues.  In addition, ADi treatment itself does not require hospitalization, only an injection in minute amounts directly into the skin.

Reduce Chronic Rejection

While immunosuppressants control acute rejection during the early time-period after receiving an organ, chronic rejection of the organ that occurs one or more years after the transplant procedure continues to pose a major challenge for organ recipients.

Chronic rejection has been likened to autoimmunity (a misdirected immune response that occurs when the immune system goes awry), where specific tissues in the transplanted organ are attacked by the immune system.  In other words, chronic rejection may not be caused just by differences between the donor and the recipient, but rather by an immune response by the recipient to specific tissues in the organ.  With ADi’s ability to tolerize to specific tissues in a transplanted organ, it has the potential to reduce incidences of chronic rejection.

Moreover, preclinical studies have demonstrated that ADi treatment significantly and substantially prolongs graft survival, in addition to successfully “reversing” other established immune-mediated inflammatory processes.

Reduce immune suppression

Studies in animal models have shown that conditioning/desensitizing the animals to receive the transplant, prolongs the survival of the transplanted tissue or organ.  These studies have used repeated exposure to low doses of protein components in specific organs to reduce immunologic recognition and attack on the transplanted organ.

Based on some of our data, we believe that with ADi treatment, recipients can be conditioned/desensitized ahead of transplantation, thereby retraining the immune system to more readily accept the organ and also reduce the levels of immunosuppressive drugs needed post-transplantation.

Hypersensitivity

Studies have shown that hypersensitivity increases the rate of organ rejection. Hypersensitivity can occur in previously-transplanted patients, patients who have given birth, and patients who have previously received blood transfusions. With more than 116,000 patients on transplant waiting lists in the U.S. alone, hypersensitive patients have much lower chances at qualifying to receive organs due to their increased risk of rejection – even with immune suppression.

Sadly, transplanted patients have a probability of needing re-transplantation at some point due to eventual chronic rejection of their transplanted organ, with the possible exception of some newborn recipients. With increased incidence of hypersensitivity, these patients may never have the opportunity to receive another organ. Based on experimental data, we believe that ADi may have the potential to address this hypersensitivity issue providing these individuals better opportunities at receiving an organ transplantation.

ADi Key Differentiators

Ease of Delivery

Therapeutic products are typically administered systemically (i.e., by mouth in pill form or injected intramuscularly/intravenously). This requires repeated large doses to allow sufficient concentrations to reach the affected sites. ADi is a DNA-based product that can be injected in minute amounts directly into the skin where the target cells of the immune system reside, thereby significantly simplifying the delivery of the product and reducing the amount of product needed.

Better Safety Profile

DNA-based products are generally considered safe. In fact, over the last twenty years, several DNA vaccines have been evaluated in clinical trials for cancer and infectious diseases and no severe adverse events have been reported.  In addition, DNA-based products generally do not result in allergic responses, which lend themselves to repeat dosing as may be required by ADi products.

Cost of Goods Advantage

ADi products are DNA-based and easy to manufacture at a low cost. Furthermore, DNA-based products are very stable and do not require adherence to cold chain (temperature-controlled) protocols for shipping. This also makes the product ideal for global distribution.

Simplified Therapy Delivery System

Tolerance induction using ADi does not require hospitalization because it can be simply injected into the skin. This approach reduces treatment costs and complexities in treatment delivery.  The anticipated administration of ADi will include an initial priming regimen that will require injections administered once a week for several weeks.  Thereafter, booster or maintenance doses will be provided on an individual basis as determined by immune and inflammation testing.  ADi treatments will be significantly more convenient and comfortable for patients because they do not require removal of patient cells for ex vivo manipulation.

ADi Technology Platform

ADi utilizes a novel approach that mimics the way our bodies naturally induce tolerance to our own tissues.  It is a technology platform which we believe can be engineered for application to a wide variety of indications. ADi includes two DNA molecules which are designed to deliver signals to induce tolerance. The first DNA molecule encodes a pro-apoptotic protein, which induces ‘programmed’ cell death.  This is a core component of the technology because it is intended to greatly increase the recruitment of dendritic cells which are implicated in regulating the immune system.  The second DNA molecule encodes the protein of interest (guiding antigen), which is modified to promote a path of tolerance.  The guiding antigen is intended to result in tolerance induction specific to the tissue where the protein is found.

ADi has been successfully tested in several preclinical models and its efficacy can be attributed to multiple factors:

1.	ADi does not rely on a single mechanistic approach. It has multiple components that affect different arms of the immune system – antigen-specific, apoptotic, plasmid DNA which can be manipulated.

2.	ADi activates key immune cells known to maintain tolerance in test animals and humans.

3.	ADi has been successfully applied to a stringent transplantation model.

4.	ADi is designed to be safely and can be repeatedly administered to achieve its full potential therapeutic effect, thereby increasing its potency.

Proof of Concept: Skin Grafting

Results shown are 5 weeks post-transplantation

The proof of concept experiment performed was a skin allograft transplantation procedure in which the donor skin was obtained from white BALB/c mice and transplanted to black C57BL/6 mice.  The experiment was designed to address a more challenging scenario where the donor tissue was obtained from a donor which is genetically mismatched with the recipient.

License Agreement with Loma Linda University

On March 8, 2018, we entered into an Assignment Agreement (the “Assignment Agreement”) with Sekris Biomedical, Inc. (“Sekris”). Sekris was a party to a License Agreement with Loma Linda University (“LLU”), entered into and made effective on May 25, 2011, and amended on June 24, 2011, July 16, 2012 and December 27, 2012 (the “Original Agreement,” and together with the Assignment Agreement, the “Sekris Agreements”). Pursuant to the Assignment Agreement, Sekris transferred and assigned all of its rights and obligations in and to and liabilities under the Original Agreement, of whatever kind or nature, to us. In exchange, on March 8, 2018, we issued a warrant to Sekris to purchase up to 1,000,000 shares of our Common Stock (the “Sekris Warrant”). The warrant is immediately exercisable and the exercise price is $2.00 per share. The expiration date of the warrant is March 8, 2023. On March 15, 2018, we entered into a Patent & Technology License Agreement directly with LLU (the “New License Agreement”), which amends and restates the Sekris Agreements.

Pursuant to the New License Agreement, we obtained the exclusive royalty-bearing worldwide license in and to all intellectual property, including patents, technical information, trade secrets, proprietary rights, technology, know-how, data, formulas, drawings, and specifications, owned or controlled by LLU (the “LLU Patent and Technology Rights”) and/or any of its affiliates and related to therapy for immune-mediated inflammatory diseases (the ADi technology). We refer you to the section titled “Our Business—Intellectual Property—Patent Rights” for a summary of the patents and patent applications that we licensed from LLU pursuant to the New License Agreement. In consideration for the New License Agreement, we issued 50,000 shares of Common Stock to LLU.

Pursuant to the New License Agreement, we are required to pay an annual license fee to LLU. Additionally, upon completion of this Offering, we will be required to pay $200,000 to LLU as a milestone payment. We are also required to pay to LLU milestone payments in connection with certain development milestones. Additionally, as consideration for prior expenses incurred by LLU to prosecute, maintain and defend the LLU Patent and Technology Rights, we are obligated to make the following payments to LLU: $70,000 due at the end of September 2018, $70,000 due at the end of December 2018, and a final payment of $60,000 due at the end of March 2019. We are required to defend the LLU Patent and Technology Rights during the term of the New License Agreement. Additionally, we will owe low single-digit royalty payments on any Licensed Products (defined as any finished pharmaceutical product which utilizes the LLU Patent and Technology Rights in its development, manufacture or supply). We also are required to produce a written progress report to LLU, discussing our development and commercialization efforts, within 45 days following the end of each year. All intellectual property rights in and to LLU Patent and Technology Rights shall remain with LLU (other than improvements developed by or on our behalf).

The New License Agreement shall terminate on the last day that a patent granted in to us by LLU is valid and enforceable or the day that the last patent application licensed to us is abandoned. The New License Agreement may be terminated by mutual agreement or by us upon 90 days written notice to LLU. LLU may terminate the New License Agreement in the event of (i) non-payments or late payments of royalty, milestone and license maintenance fees not cured within 90 days, (ii) a breach of any non-payment provision (including the provision that requires us to meet certain deadlines for milestone events (each, a “Milestone Deadline”)) not cured within 90 days and (iii) three or more actual breaches of the New License Agreement by us in any 12-month period. The next such Milestone Deadline is the requirement to complete a financing round by July 31, 2018. Additional Milestone Deadlines include: (i) the requirement to have regulatory approval of an IND application to initiate a first-in-human clinical trials on or before March 31, 2020, (ii) the completion of first-in-human (phase I/II) clinical trials by March 31, 2022, (iii) the completion of Phase III clinical trials by March 31, 2024 and (iv) biologic licensing approval by the FDA by March 31, 2025.

Plan of Operations

If we are successful in raising the maximum offering amount of $10 million, we believe that the Company will have sufficient cash resources to fund its plan of operations for the next 36 months. The first 18 months will be focused on IND-enabling Preclinical Development and the next 18 months will be focused on Phase I/II Clinical Trial.

Alternatively, if we raise the minimum offering amount of $6 million, we believe that the Company will only have sufficient cash resources to fund its plan of operations for the next 18 months. This period will be focused on IND-enabling Preclinical Development.

Months 1 to 18: IND-Enabling Preclinical Development

High-level Objectives:

●	GMP manufacturing of clinical grade material for clinical trials
●	Safety/Toxicology (TOX) studies by an independent GLP facility in preparation for clinical trials
●	Investigational New Drug (IND) submission to the Food and Drug Administration (FDA) and/or other applicable regulatory agencies in the U.S. and abroad to initiate First-In-Human (“FIH”) Phase I/II clinical trials

For the first 12 months, our focus will be on preclinical studies in skin allografts and other organ and/or tissue allografts in preparation for selection of lead product candidate(s) and completion of IND-enabling studies required to initiate clinical trials.

Prior to the initiation of the studies, we will be optimizing the dose formulation and administration intervals of our product candidate(s) to determine the most effective ratio of the plasmid DNA components and optimum administration regimen before, during, and after transplantation procedures.

The studies will be conducted using the appropriate large animal model (e.g. pig) that is commonly utilized for testing of new drugs and protocols for skin allografts. The product candidate(s) will be produced in clinical grade under GMP conditions and subjected to IND-directed safety/toxicology studies to prepare a dossier for submission of an IND application to the Food and Drug Administration (FDA) and/or other applicable regulatory agencies in the U.S. and abroad. In parallel, additional preclinical studies will be conducted to obtain new proof-of-concept and proof-of-mechanism data in other organ and/or tissue transplantation models.

Months 19 to 36: Phase I/II Clinical Trial

High-level Objectives:

●	Dose optimization to determine optimum dose/ratio of product candidate in human patients requiring skin and other organ and/or tissue allografts
●	Clinical Phase I/II FIH Study to demonstrate safety and clinical proof-of-concept in patients requiring skin allografts

Our FIH clinical studies will combine Phase I (designed to test clinical safety) and Phase II (designed to obtain proof of effectiveness in human patients), in patients requiring skin and other organ and/or tissue allografts. We have selected this indication for several reasons, including:

1.	Our existing preclinical data has shown effectiveness of ADi in prolonging skin allografts;
2.	The relative ease of visualization of the graft without the need for biopsies; and
3.	The need for therapies that allow reduction of levels of immune suppression that are currently used for skin allografts to prevent rejection of skin, which is highly antigenic.

We have already identified a clinical trial center with adequate patients, which will simplify and reduce the time required for patient recruitment. Upon approval by the FDA and/or the applicable regulatory agency, and once the exact protocol has been determined in the preclinical studies, clinical trials will be initiated.

Drug Approval Process

Food and Drug Administration (“FDA”) approval is required before any new drugs can be introduced to the market.  We are currently in the drug discovery phase.  While selecting the product candidate for our first-in-human studies, we will be preparing to initiate GMP (Good Manufacturing Process). As of the date of this Offering Statement, we have not submitted any application to the FDA for approval.

We are currently working with a contract manufacturer who has the know-how, product ingredients including plasmid DNA molecules, and our patent-pending bacterial strain.  Several batch runs have been successfully completed to demonstrate our ability to produce the plasmid DNA components of what would be our final product candidates in a GMP facility and based on validation studies, we are reasonably confident in our ability to produce clinical grade product candidates at larger scales.

Once the product has been produced in clinical grade, it must be subjected to safety/toxicology studies by an independent GLP (Good Laboratory Practice) laboratory to demonstrate its suitability for clinical testing in human patients.  Upon completion of manufacturing and safety/toxicology testing, an Investigation New Drug (IND) application will be prepared for submission to the regulatory agencies.

Upon receipt of approval to initiate clinical testing, the ADi product can be tested in human patients.  Our product will be tested in patients who require skin allograft/VCA in a transplant setting. Therefore, our first-in-human studies will be a combined Phase I/Phase II study in which safety and efficacy data will be obtained.  We plan to start with patients with superficial grafts in order to provide an opportunity to evaluate safety, as well as monitor the survival of the graft more easily than internal solid organs.  In parallel, we will continue to develop additional product formulations for other indications.

Target market

In the U.S. alone, there are over 30,000 patients who receive organ transplantations each year, with more than 116,000 on transplant waiting lists.

The field of organ transplantation has been made possible and continues to rely on broad-acting immunosuppressive drugs, high levels of which can result in a compromised immune system that renders organ recipients susceptible to cancer and potentially life-threatening infections including re-activation of latent viruses.

In addition, immunosuppressants control acute rejection during the early time-period after receiving an organ but chronic rejection of the organ remains an unmet challenge for surgeons and transplant recipients.

While efforts have been made by various groups to promote tolerance through cell therapies and ex vivo manipulation of patient cells, these procedures take place outside the body and typically require hospitalization.

Moreover, transplanted patients will need re-transplantation at some point, with the possible exception of some newborn recipients.  With increased incidence of hypersensitivity, these patients may never have the opportunity to receive another organ.  Hypersensitivity can occur in previously-transplanted patients, patients who have given birth, and patients who have previously received blood transfusions.  These patients have much lower chances at qualifying to receive organs due to their increased risk of rejection – even with immune suppression.  The potential to reduce hypersensitivity in these patients will provide better opportunities for them to receive their first, second, third, or even fourth organ replacements.

There are gaps between current approaches and what the market needs.  ADi addresses these gaps.  ADi is easy to administer (does not require ex-vivo treatment of patient cells), it does not suppress the immune system, it may allow patients to live with transplanted organs with significantly reduced immune suppression, provides for long-term survival of transplanted tissues and organs, may be more effective because it does not rely on a single immune pathway/mechanism, and potentially provides hypersensitive patients better chances at qualifying to receive organs.

Operational Advantages

Management

Our team of experts come from a variety of different scientific fields and commercial backgrounds, with a collective experience that range from founding startup biotech companies, to developing and marketing biopharmaceutical products, to designing clinical trials, and management of private and public companies.

Location

We intend to sign a lease in Southern California prior to the commencement of this Offering. Assuming we do, we will then be located to nearby resources including Loma Linda University.

Strategic Partners

Our plan is to work with strategic partners to leverage common resources to accomplish milestones over the next 3 years. We hope that this strategy will reduce costs by obviating the need to duplicate resources.

Intellectual Property (IP)

We strive to protect and enhance the proprietary technology, inventions, and improvements that are commercially important to our business, including seeking, maintaining and defending patent rights, whether developed internally or licensed from third parties. Our policy is to seek to protect our proprietary position by, among other methods, filing patent applications in the United States and in jurisdictions outside of the United States directed to our proprietary technology, inventions, improvements and product candidates that are important to the development and implementation of our business. We also rely on trade secrets and know-how relating to our proprietary technology and product candidates, continuing innovation, and in-licensing opportunities to develop, strengthen and maintain our proprietary position in the field of immuno-oncology. We also plan to rely on data exclusivity, market exclusivity, and patent term extensions when available. Our commercial success will depend in part on our ability to obtain and maintain patent and other proprietary protection for our technology, inventions, and improvements; to preserve the confidentiality of our trade secrets; to obtain and maintain licenses to use intellectual property owned by third parties; to defend and enforce our proprietary rights, including any patents that we may own in the future; and to operate without infringing on the valid and enforceable patents and other proprietary rights of third parties.

The ADi technology and its various components are protected by multiple families of patents and patent applications, including several U.S. and non-U.S. issued patents. As of March 27, 2018, our patent portfolio licensed from LLU includes six U.S. patents, three U.S. pending patent applications, fifty-seven foreign patents, and twelve foreign pending patent applications directed to ADi and related technologies. We also possess and/or in-license substantial know-how and trade secrets relating to the development and commercialization of our product candidates, including related manufacturing processes and technology. We plan to continue expanding and strengthening our IP portfolio with additional patent applications in the future.

Capitalization

On October 10, 2017 the Company issued 7,100,000 shares of its common stock, including: (a) 3,500,000 shares to Sekris, (b) 1,000,000 shares to Dr. Shahrokh Shabahang, our co-founder and Chief Technology Officer (c) 1,000,000 shares to Dr. Leonard Bailey, the Chairman of our Board of Directors and (d) 800,000 shares to Amro Albanna, our co-founder and Chief Executive Officer. Dr. Shabahang is the Chief Executive Officer of Sekris, and is deemed to have beneficial ownership of the shares held by Sekris.

On March 8, 2018, we issued the Sekris Warrant to Sekris. The exercise price of the Sekris Warrant is subject to adjustment in the event of stock splits, stock dividends or similar events. Beginning in January 2018, we issued an aggregate principal amount of $100,000 of unsecured promissory notes to Sekris, which accrue interest at 4% and are due and payable six months from their respective issuance dates or immediately upon an event of default.

On March 17, 2018 and March 23, 2018, we entered into private placement transactions with accredited investors pursuant to which we sold 125,000 shares and 6,250 shares of Common Stock, respectively, and warrants to purchase, in the aggregate, 131,250 shares of Common Stock for aggregate gross proceeds of $262,500 (warrants to purchase 125,000 shares of Common Stock were issued on March 17, 2018 and warrants to purchase 6,250 shares of Common Stock were issued on March 23, 2018). All such warrants have an exercise price of $2.00 and expire three years from their respective date of issuance (the “Private Placement Warrants”). Such securities were issued in reliance on an exemption from such registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated thereunder.

On October 10, 2017, we granted stock options to Rod Turner, an advisor, to purchase 60,000 shares of Common Stock at an exercise price of $2.00 per share, with a five year expiration date. Mr. Turner’s service was terminated in January 2018, and only 20,000 shares of Common Stock underlying such option vested. Such options were issued under our 2017 Equity Incentive Plan (our “2017 Plan”). On November 1, 2017, we granted stock options to Gordon Winston, an advisor and David Briones, our interim chief financial officer, to purchase an aggregate of 180,000 shares of Common Stock at an exercise price of $2.00 per share. Such options vest monthly over the term of one year and have a five year expiration date. Such options were issued under our 2017 Plan. On February 9, 2018, we granted stock options to Rowena Albanna, a contractor, to purchase 100,000 shares of Common Stock at an exercise price of $2.00 per share. Such options were fully vested and immediately exercisable as of the grant date. On March 6, 2018, we granted stock options to David Alleva, an advisor, to purchase 300,000 shares of Common Stock at an exercise price of $2.00 per share. Such options vest one-third on each of September 30, 2018, September 30, 2019 and September 30, 2020 and have a five year expiration date. Additionally, on March 6, 2018, we granted stock options to Amro Albanna, our CEO and Adrian Luchian, an advisor, to purchase an aggregate of 435,000 shares of Common Stock at an exercise price of $2.00 per share. Such options were fully vested and immediately exercisable as of the grant date and have a five year expiration date. All such options were issued under our 2017 Plan.

In April 2018, we issued warrants to purchase up to 420,000 shares of Common Stock to two (2) consultants of the Company. These warrants are subject to vesting requirements that begin in 2019.

In June 2018, we issued 13,000 shares of Common Stock and warrants to purchase up to 120,000 shares of Common Stock to independent contractors in connection with consulting services to be rendered to the Company. The warrants vest in three annual 40,000 share installments over the next three years, with the first installment vesting in June 2019.

Employees

We have one (1) full-time employee and one (1) part-time employee. We engage consultants on an as needed basis from time to time. Currently, we have engaged nine (9) consultants. We believe our relations with employees to be good.

DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Executive Officers:
Amro Albanna	President, Chief Executive Officer and Director	48	September 2017	n/a
Shahrokh Shabahang	Chief Technology Officer and Director	55	September 2017	30 hours
David Briones	Interim Chief Financial Officer	42	January 2018	n/a

Directors:

Leonard L. Bailey	Director	75	September 2017

There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Executive Officers, Directors and Significant Employees

Amro Albanna – President, Chief Executive Officer, and Director

Mr. Albanna has been our President, Chief Executive Officer and a Director since our inception. In 2008, Mr. Albanna co-founded the Innovation Economy Initiative, a public-private initiative to encourage the development of innovation-focused businesses in the Riverside, CA area. The initiative led to the creation of Innovation Economy Corporation (“IEC”), formed to license or acquire untapped innovations and create a group of life and health subsidiaries diversified across various business development stages and product, service and technology markets. From 2010 until May 2017, Mr. Albanna was Chief Executive Officer and a Director of IEC. During that same time, he was the Chief Executive Officer and Director of Olfactor Laboratories, Inc., a majority-owned subsidiary of IEC. From 2010 to August 2016, he was the Chief Executive Officer and a Director of Nano Engineered Applications, Inc., a majority-owned subsidiary of IEC. In 2003, Mr. Albanna founded Qmotions, Inc. (subsequently renamed Deal A Day Group Corp.). He served as its Chief Executive Officer and a Director until 2011. Qmotions designed and developed a new generation of video game controllers that incorporated body motion. In 1997, he founded Timely Technology Corporation (“TTC”), which designed and developed internet-based software systems for organizations and industries seeking to transact online. In 2002, TTC was acquired by Digital Angel Corporation. Mr. Albanna graduated from California State University San Bernardino in 1991 with a B.S. in Business Administration and Computer Information Systems. The Board believes that Mr. Albanna’s broad expertise leading technology companies across various sectors, leading private and public financing, and in positioning companies for mergers and acquisitions, qualifies him to serve as a director of our Company.

Shahrokh Shabahang – Chief Technology Officer, Director

Dr. Shabahang has been our Chief Technology Officer and Director since our inception. In 2009, Dr. Shabahang co-founded Sekris Biomedical Inc. to incubate technologies for immune modulation. He serves as its Chief Executive Officer and is also a member of its board of directors. In 2005, Dr. Shabahang co-founded Genelux Corporation. In his capacity as Board Secretary and Director of Clinical Operations, he helped the company raise substantial capital and to obtain regulatory approval to initiate First-In-Human clinical studies in Europe with patients who had not responded to chemotherapy to fight cancer. Dr. Shabahang attended the University of California Santa Barbara from 1982 to 1984 and later received his DDS in Dentistry from the University of Pacific in 1987 and his MS and PhD from Loma Linda University (“LLU”) in 1997 and 2001, respectively. Following completion of his PhD in Microbiology and Molecular Genetics at LLU, Dr. Shabahang established a laboratory at LLU to focus his academic research on infectious diseases and the host immune responses during disease progression. Between 2001 to 2005, Dr. Shabahang divided his academic research time between basic research in microbiology/immunology and applied research for development of novel therapeutics. He has also been practicing as an endodontist since 2010. The Board believes that Dr. Shabahang’s experience leading biotech startups and his expertise in immunology and immune tolerance qualifies him to serve as a director of our Company.

David Briones – Interim Chief Financial Officer

Mr. Briones has been our interim Chief Financial Officer since January 2018. Mr. Briones is the founder and managing member of Brio Financial Group, with over nineteen years of public accounting and executive level experience. He consults with various public companies in financial reporting, internal control development and evaluation, budgeting and forecasting. Prior to founding Brio, Mr. Briones had managed the public company practice at Bartolomei Pucciarelli, LLC (“BP”). Within that capacity, he performed audit services, outsourced CFO functions, and/or consulted with clients through application of complex accounting principles for a vast public company client base. Prior to joining BP, Mr. Briones was an auditor with PricewaterhouseCoopers LLP in New York, New York. He specialized in the financial services group, and most notably worked the MONY Group, Prudential Financial, and MetLife initial public offerings.

Leonard L. Bailey – Director

Dr. Bailey has served as a Director since our inception. Since 2005, Dr. Bailey has been a Distinguished Professor at Loma Linda University (Surgery and Pediatrics). In 1978, Dr. Bailey was appointed the Director of the Cardiothoracic Surgical Research Laboratory at Loma Linda University Medical Center and, in 2007 was appointed the Surgeon-in-Chief of Loma Linda University Children’s Hospital. He has also served on the board of directors of Sekris Biomedical Inc. since 2011. Dr. Bailey received his medical degree from Loma Linda University School of Medicine in 1969. Dr. Bailey has performed over 200 experimental transplantations in infant research animals at Loma Linda University School of Medicine to determine the feasibility of transplantation in the very young before his first human transplantation in October 1984 when he transplanted a baboon heart into an infant known as Baby Fae. This pioneering work led to the first successful human to human heart transplantation in a newborn baby performed in November 1985. Dr. Bailey is an internationally recognized authority on congenital cardiac surgery and infant heart transplantation. He has also lectured and operated throughout the world, and is a thought leader in the field of organ transplantation. The Board believes that Dr. Bailey’s pioneering work in infant heart transplantation along with his entire body of work qualifies him to serve as a director of our Company.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the Board for further consideration.

Term of Office

Officers hold office until his or her successor is elected and qualified. Directors are appointed to serve for one year until the meeting of the Board following the annual meeting of stockholders and until their successors have been elected and qualified.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions;

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, we believe that we have one independent director, Mr. Bailey. However, our Common Stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements.

Indemnification

In accordance with the Delaware General Corporation Law and the Company’s Amended and Restated Certificate of Incorporation, the Company will indemnify, hold harmless and provide advancement of expenses, to the fullest extent permitted by applicable law, directors, officers, employees, and agents that are made a party or threatened to be made a party to legal proceedings by reason of the fact that such parties were working at the request of the Company. For more information see the section of this Offering Statement titled “Risk Factors.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Certain Relationships

Dr. Shabahang, our co-founder and CTO, is the Chief Executive Officer of Sekris, and is deemed to have beneficial ownership of the shares held by Sekris.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten years:

☐	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

☐	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

☐	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

☐	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

☐	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

☐	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth above and in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Material Consulting Agreements

Effective March 1, 2018, we entered into a Consulting Agreement for project management services with Canyon Ridge Development LLC d/b/a Mission Critical Solutions International (“Mission Critical”). Pursuant to the agreement, and in consideration of advisory and consulting services rendered by Mission Critical, we have agreed to pay Mission Critical a monthly fee of $13,000. The term of the agreement expires on May 31, 2018. A copy of the agreement is attached as an exhibit to this Offering Statement. The Company subsequently entered into a new Consulting Agreement with Mission Critical on substantially the same terms as the previous agreement (the “New Consulting Agreement”). The New Consulting Agreement became effective as of June 1, 2018 and expires on August 31, 2018.

Effective June 1, 2018, we entered into a Consulting Agreement with ICR, LLC (“ICR”) for integrated communication and marketing services. Pursuant to the agreement, and in consideration for services rendered to the Company, we have agreed to pay ICR $40,000 (payable in three monthly installments) for up to three months of services prior to our listing on NASDAQ. If we do not list on NASDAQ before July 24, 2018, the agreement will automatically terminate and the Company will not be obligated to pay the third installment payment. Upon listing on NASDAQ we have agreed to pay ICR a monthly fee of $16,000 per month. A copy of the agreement is attached as an exhibit to this Offering Statement.

EXECUTIVE COMPENSATION

The following table represents information regarding the total compensation for the executive officers of the Company as of December 31, 2017:

Name and Principal Position	Cash Compensation			Other Compensation			Total Compensation
	($)			($)			($)
Amro Albanna, Chief Executive Officer		$51,000	(1)		$800	(2)		$51,800
David Briones		$—			$36,484	(3)		$36,484
	$			$			$
	$			$			$

(1)	Includes (i) 1,000,000 shares held beneficially by Shabahang-Hatami Family Trust, Shahrokh Shabahang, Trustee, and (ii)3,500,000 shares owned by Sekris Biomedical, Inc.

(2)	$800 represents 800,000 founder shares issued to Amro Albanna.

(3)	$36,484 represents the option expense for 20,000 vested options as of December 31, 2017. A total of 120,000 options were granted on 11/1/2017 with a vesting period of 12 months, an exercise price of $2.00, expiration date of 11/1/2022, and 100,000 unvested options as of December 31, 2017.

Director Compensation

To date, we have not compensated our directors for their services in such positions.

Employment Agreements

We do not currently have employment agreements with any of our officers or employees but intend to enter into employment agreements prior to the commencement of this Offering.

INterest of Management and others in CERTAIN TRANSACTIONS

Transactions with Related Persons

Except as described below and except for employment arrangements which are described under “executive compensation,” since Inception, there has not been, nor is there currently proposed, any transaction in which we are or were a participant, the amount involved exceeds the lesser of $120,000 or 1% of the total assets at September 30, 2017, and any of our directors, executive officers, holders of more than 5% of our common stock or any immediate family member of any of the foregoing had or will have a direct or indirect material interest.

On March 8, 2018, we entered into an Assignment Agreement (the “Assignment Agreement”) with (“Sekris”). See “Summary—Overview—License Agreement with Loma Linda University.” Dr. Shabahang is the Chief Executive Officer or Sekris, and is deemed to have beneficial ownership of the shares held by Sekris. On March 8, 2018, we issued the Sekris Warrant to Sekris. On March 2, 2018, we issued a 4% unsecured promissory note to Sekris in the principal amount of $10,000. Principal and interest is due on September 2, 2018 or immediately upon an event of default. On February 12 2018, we issued a 4% unsecured promissory note to Sekris in the principal amount of $50,000. Principal and interest is due on August 12, 2018 or immediately upon an event of default. On January 22, 2018, we issued a 4% unsecured promissory note to Sekris in the principal amount of $40,000. Principal and interest is due on July 22, 2018 or immediately upon an event of default.

On October 10, 2017 the Company issued 7,100,000 shares of its common stock to its founders, including: (a) 3,500,000 shares to Sekris, (b) 1,000,000 shares to Dr. Shabahang, our co-founder and Chief Technology Officer (c) 1,000,000 shares to Dr. Leonard Bailey, the Chairman of our Board of Directors and (d) 800,000 shares to Amro Albanna, our co-founder and Chief Executive Officer

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITYHOLDERS

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of the date of this Offering Circular by (i) each person (or group of affiliated persons) who is known by us to own more than five percent (10%) of the outstanding shares of our Common Stock, (ii) each director and executive officer, and (iii) all of our directors, executive officers and director nominees as a group. As of the date of this Offering Circular, there were 7,294,250 shares of our Common Stock issued and outstanding.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person currently owns or has the right to acquire within 60 days of the date of this Memorandum. With respect to options and warrants, this would include options and warrants that are currently exercisable or exercisable within 60 days. With respect to convertible securities this would include convertible securities that are currently convertible or conversable within 60 days.

As of the date of this Memorandum, none of the beneficial owners included in the table below hold any options or warrants that are currently exercisable or exercisable within 60 days or convertible securities that are currently convertible or convertible within 60 days.  Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o ADiTx Therapeutics, Inc., 11161 Anderson Street, Suite 105-10014, Loma Linda, California 92354

	Number of shares of Common Stock Beneficially Owned	Percentage Before Offering	Beneficially Owned After Maximum

Directors and Officers:

Dr. Leonard Bailey, Chairman	1,000,000	13.71%	11.16%
Shahrokh Shabahang, Chief Technology Officer (1)(3)	4,537,500	62.21%	50.64%
Amro Albanna, Chief Executive Officer (2)	800,000	10.97%	8.93%
All directors and named executive officers as a group (3 persons)	6,337,500	86.89%	70.72%
Greater than 10% Beneficial Owners:
Sekris Biomedical, Inc. (3)	3,500,000	47.98%	39.06%

1)	Held beneficially by Shabahang-Hatami Family Trust, Shahrokh Shabahang, Trustee.

2)	Held beneficially by Albanna Family Trust, Amro Albanna, Trustee.

3)	Shahrokh Shabahang, as CEO of Sekris, has voting and dispositive power over shares owned by Sekris.

SECURITIES Being offered

The following is a summary of the rights of our capital stock as provided in our Certificate of Incorporation, and bylaws. For more detailed information, please see our Certificate of Incorporation and bylaws which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

The total number of shares of stock which the Company is authorized to issue is Thirty Million (30,000,000) shares of capital stock, consisting of Twenty Seven Million (27,000,000) shares of Common Stock and Three Million shares of blank check preferred stock. As of the date of this Offering Circular, the Company had (a) 7,294,250 shares of Common Stock outstanding, (b) 1,200,000 shares of Common Stock reserved for issuance under our 2017 Plan of which 1,025,000 shares of Common Stock are issuable upon exercise of outstanding options having a weighted average exercise price of $2.00 per share, (c) 1,000,000 shares of Common Stock reserved for issuance under the Sekris Warrant, and (d) 131,250 shares of Common Stock reserved for issuance under the Private Placement Warrants.

Warrants Offered Hereby

The Warrants offered hereby are immediately exercisable and the exercise price is $7.50 per share (125% of the Offering Price). The expiration date of the warrant is _____________, 2021.

Shares of Common Stock Offered Hereby

Common Stock Voting

The holders of the Common Stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. There shall be no cumulative voting.

Dividends

The holders of shares of Common Stock are entitled to dividends when and as declared by the Board from funds legally available therefor if, as and when determined by the Board of Directors of the Company in their sole discretion, subject to provisions of law, and any provision of the Company’s Certificate of Incorporation, as amended from time to time. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities.

Fully Paid and Non-assessable

All outstanding shares of Common Stock are, and the Common Stock to be outstanding upon completion of this Offering will be, duly authorized, validly issued, fully paid and non-assessable.

Changes in Authorized Number

The number of authorized shares of Common Stock may be increased or decreased subject to the Company’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Delaware Anti-Takeover Statute

We may become subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Preferred Stock

We are authorized to issue up to 3,000,000 shares of preferred stock. This preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by stockholders. The terms of any series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. No preferred stock is currently outstanding. The issuance of any preferred stock could materially adversely affect the rights of the holders of our common stock, and therefore, reduce the value of our common stock and the Notes. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party and thereby preserve control by the present management.

Exclusive Forum

Our Amended and Restated Certificate of Incorporation provides that unless the Company consents in writing to the selection of an alternative forum, the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or our Amended and Restated Certificate of Incorporation or the Company’s Bylaws, or (iv) any action asserting a claim against the Company, its directors, officers, employees or agents governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

Equity Incentive Plan

2017 Equity Incentive Plan

Our 2017 Equity Incentive Plan (the “2017 Plan”), was adopted by our board of directors and approved by our stockholders in October 2017. Our 2017 Plan provides for the grant of incentive stock options (within the meaning of Section 422 of the Code), or ISOs to employees, and non-statutory stock options, or NSOs, restricted stock, restricted stock units and stock appreciation rights, to our employees, directors, consultants and advisors.

Authorized Shares. A total of 1,200,000 shares of our Common Stock have been reserved for issuance pursuant to the 2017 Plan.

Plan Administration. Currently, our board administers our 2017 Plan. Subject to the provisions of our 2017 Plan, the administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards, and the form of consideration, if any, payable upon exercise. The administrator also has the authority to amend existing awards to reduce their exercise price, to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered in exchange for awards with a higher or lower exercise price.

Stock Options. The exercise price of options granted under our 2017 Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. Subject to the provisions of our 2017 Plan, the administrator will determine the term of all other options.

After the termination of service of an employee, director or consultant, he or she may exercise his or her option or stock appreciation right for the period of time stated in his or her award agreement. Generally, if termination is due to death or disability, the option or stock appreciation right will remain exercisable for six months. In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights. Stock appreciation rights may be granted under our 2017 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Subject to the provisions of our 2017 Plan, the administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Restricted Stock. Restricted stock may be granted under our 2017 Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator determines the number of shares of restricted stock granted and may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us). The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted Stock Units. Restricted stock units may be granted under our 2017 Plan. Restricted stock units represent an amount equal to the fair market value of one share of our common stock. The administrator will determine the terms and conditions of restricted stock units, including the number of units granted, the vesting criteria (which may include accomplishing specified performance criteria or continued service to us), and the form and timing of payment. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.

Certain Adjustments. In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2017 Plan, the administrator will adjust the number and class of shares that may be delivered under the 2017 Plan or the number, class and price of shares covered by each outstanding award, and the numerical share limits set forth in the 2017 Plan.

Merger or Change in Control. Our 2017 Plan provides that in the event of a merger or change in control, as defined in the 2017 Plan, each outstanding award will be treated as the administrator determines, including that the successor corporation or its parent or subsidiary will assume or substitute an equivalent award for each outstanding award. The administrator will not be required to treat all awards similarly. If there is no assumption or substitution of outstanding awards, the awards will fully vest, all restrictions will lapse and the awards will become fully exercisable.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

DIVIDEND POLICY

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the sole discretion of our Board and will depend on our financial condition, operating results, capital requirements and such other factors as our Board deems relevant.

PLAN OF DISTRIBUTION

We are offering a minimum of 1,000,000 Units (the “Minimum Offering Amount”), and maximum of 1,666,666 Units (the “Maximum Offering Amount”) for $6.00 per Unit, each Unit consisting of one share of Common Stock and one Warrant exercisable for one share of Common Stock at the exercise price of $7.50 per share, subject to adjustment in certain circumstances, from the date of issuance until the 3rd anniversary date of the date of issuance. We have engaged Network 1 Financial Securities, Inc. as the lead underwriter (the “Underwriter”) pursuant to an underwriting agreement (the “Underwriting Agreement”). The Underwriter is not purchasing or selling any Units or underlying securities offered by this Offering Statement, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of Units; but, rather, the Underwriter has agreed to use its commercially reasonable “best efforts” to arrange for the sale of all of Units offered hereby. The Underwriter may engage selected dealers (“Dealers”) to assist in the placement of the Units for a cash compensation. We will enter into subscription agreements directly with purchasers in connection with this Offering.

The Underwriting Agreement provides that the obligation of the Underwriter to arrange for the offer and sale of the Units, on a best efforts basis, is subject to certain conditions precedent, including but not limited to (i) receipt of a listing approval letter from the Nasdaq Capital Market, (ii) delivery of legal opinions, and (iii) delivery of auditor comfort letters. The Underwriter is under no obligation to purchase any Units for its own account. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated, or even if consummated that we will in fact obtain a listing on the Nasdaq Capital Market. The Underwriter may, but is not obligated to, retain other selected dealers that are qualified to offer and sell the Units and that are members of the Financial Industry Regulatory Authority, Inc., or FINRA. The Underwriter proposes to offer the Units to investors at the public offering price, and will receive the underwriting commissions, set forth on the cover of this prospectus.

The Offering price of the Units and exercise price of the Warrants underlying the Units have has determined based upon arms’ length negotiations between us and the Underwriter. The Offering price of the Units, concession and reallowance to dealers may be changed by the Company and the Underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this Offering Circular.

Commissions and Expenses

We have agreed to pay the Underwriter an aggregate cash fee equal to seven percent (7%) of the gross proceeds of the Units sold in this Offering. We have also agreed to pay a non-accountable expense allowance to the Underwriter equal to one percent (1%) of the gross proceeds of the Units sold in this Offering at the closing of this Offering.

The following table shows the public Offering price, commission, and proceeds before expenses to us. The information assumes either no exercise of the Underwriter Warrants (as discussed below).

	Price	Commissions (1)	Proceeds to the Company Before Expenses (2)
Per Unit	$6.00	$0.48	$5.52
Minimum Offering Amount	$6,000,000	$480,000	$5,520,000
Maximum Offering Amount	$10,000,000	$800,000	$9,200,000

(1)	Consists of an underwriting commission of 7%. The Company has also agreed to pay the Underwriter a non-accountable expense allowance equal to 1% of the gross proceeds raised in this Offering.

(2)	We estimate the total expenses of this Offering that will be payable by us, excluding the Underwriter’s fees, will be approximately $400,000 to 500,000, which includes legal and printing costs, various other fees and reimbursement of the Underwriter’s expenses.

We have also agreed to reimburse the Underwriter for incurred expenses relating to the Offering, including all actual fees and expenses incurred by them in connection with, among other things, due diligence costs, “road show” expenses, and the fees and expenses of the Underwriter’s counsel which, in the aggregate, shall not exceed $75,000 in the aggregate, $65,000 of which has been paid in advance and will be returned to us to the extent that Offering expenses are not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

We currently anticipate that the sale of the securities offered by this Offering Circular will be completed on or about [___], 2018.

Underwriter’s Warrants

We have also agreed to issue to the Underwriter at the closing common stock purchase warrants exercisable for an amount of shares of Common Stock equal to 10% of the Shares underlying the Units sold in this Offering (the “Underwriter’s Warrants”) for $7.50 per share (125% of the Offering price of the Units). The Underwriter’s Warrants may be exercised on a cashless basis and will be exercisable six months following the closing date until the fifth anniversary of the qualification date of this Offering Circular in compliance with FINRA Rule 5110(f)(2)(G)(i). The Underwriter’s Warrants are not redeemable by us and will provide for unlimited “piggyback” registration rights at our expense with respect to the underlying shares of Common Stock during the five-year period commencing on the qualification date of the Offering in compliance with FINRA Rule 5110(f)(2)(G)(v). The Underwriter’s Warrants will provide for adjustment in the number and exercise price of such warrants (and the shares of Common Stock underlying such warrants) in the event of recapitalization, merger or other fundamental transaction. The Underwriter’s Warrants and the shares of Common Stock issuable upon the exercise of the Underwriter’s Warrants have been deemed compensation by FINRA and are therefore subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), none of such securities may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the qualification date of the Form 1-A of which this Offering Circular is a part or commencement of sales of the Offering pursuant to which the Underwriter’s Warrants are being issued, except the transfer of any security:

●	by operation of law or by reason of our reorganization;

●	to any FINRA member firm participating in this Offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period;

●	if the aggregate amount of our securities held by either an underwriter or a related person does not exceed 1% of the securities being offered;

●	that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

●	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

In addition, in accordance with FINRA Rule 5110(f)(2)(G), the Underwriter’s Warrants may not contain certain terms.

Our obligation to issue and sell our securities to the purchasers is subject to the conditions set forth in the agreements with such purchasers, which may be waived by us at our discretion. A purchaser’s obligation to purchase securities is subject to the conditions set forth in his or her subscription agreement as well, which may also be waived.

Escrow Agent and Deposit of Offering Proceeds

We and the Underwriter have executed an Escrow Deposit Agreement with MVB Bank, Inc. (the “Escrow Agreement”) pursuant to which MVB Bank, Inc. shall serve as the escrow agent (the “Escrow Agent”) in connection with this Offering. All monies collected from prospective purchasers of Units will be held in a separate escrowed non-interest bearing bank account at MVB Bank, Inc. (the “Escrow Account”). All checks delivered to the Escrow Agent shall be made payable to “ADiTx Therapeutics, Inc., MVB Bank, Inc., as Escrow Agent.” The Underwriter and Dealers will instruct their customers to transfer funds from their respective accounts directly to the Escrow Agent by wire transfer and will instruct other purchasers of the Units to make checks payable to “ADiTx Therapeutics, Inc., MVB Bank, Inc., as Escrow Agent.” The Underwriter and Dealers shall deliver to the Escrow Agent all funds in the form of checks or wire transfers which they receive from prospective purchasers by noon of the next business day. Funds will not be released to the Company until the Minimum Amount is raised.

Simultaneously with each deposit to the Escrow Account, the Underwriter and Dealers shall inform the Escrow Agent about the subscription information for each prospective purchaser. Upon the Escrow Agent’s receipt of such monies, they shall be credited to and deposited into the Escrow Account. The Escrow Agent shall not be required to accept for credit to the Escrow Account or for deposit into the Escrow Account checks which are not accompanied by the appropriate subscription information. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the subscription information required with respect to such payments.

Proceeds deposited in escrow with the Escrow Agent may not be withdrawn by investors prior to the earlier of the closing of the Offering or the date the Offering is terminated. If the Offering is withdrawn or canceled or terminated and proceeds therefrom are not received by us on or prior to the date the Offering is terminated, all proceeds will be promptly returned by the Escrow Agent without interest or deduction to the persons from which they are received (within one business day) in accordance with applicable securities laws. All such proceeds will be placed in a non-interest-bearing account pending such time.

Upon our acceptance of a subscription and receipt of full payment, and subject to the timing qualification set forth above, we will countersign the subscription agreement along with a copy of the subscription agreement.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by the Escrow Agent to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within three (3) business days after we receive them.

The purpose of the Escrow Account is for (i) the deposit of all subscription monies (checks or wire transfers) which are received by the Underwriter and Dealers from prospective purchasers of our offered Units and are delivered by the Underwriter and Dealers to the Escrow Agent, (ii) the holding of amounts of subscription monies which are collected through the banking system, and (iii) the disbursement of collected funds. The Escrow Agent will exercise signature control on the Escrow Account and will act based on joint instructions from us and the Underwriter. On the closing date of the Offering and presuming that all conditions to closing have been satisfied (such as the delivery of legal opinions, auditor comfort letters, other conditions described in the Underwriting Agreement), proceeds in the Escrow Account will be delivered to us. The Escrow Account will be non-interest bearing.

Release of the funds to us is based upon the Escrow Agent reviewing the records of the depository institution holding the escrow to verify that the funds received have cleared the banking system prior to releasing the funds to us. All subscription information and subscription funds through checks or wire transfers should be delivered to the Escrow Agent. Failure to do so will result in subscription funds being returned to the investor. In event that the Offering is canceled or terminated, all subscription funds from the Escrow Account will be returned to investors.

In the event of any dispute between us and the Underwriter, including whether and how funds are to be disbursed, the Escrow Agent is entitled to petition a court of competent jurisdiction to resolve any such dispute.

Market Listing

Prior to this Offering, there has been no public market for our Common Stock. We have applied to list our Common Stock on the NASDAQ Capital Market (“NASDAQ”) under the symbol “ADTX.” Our Common Stock will not commence trading on NASDAQ until a number of conditions are met, including that we have raised the minimum amount of Offering proceeds necessary for us to meet the initial listing requirements of NASDAQ, which we currently estimate to be approximately $_____ million under the Market Value of Listed Securities Standard. In the event we do not meet NASDAQ’s initial listing qualification requirements, all subscription funds from the Escrow Account will be returned to investors.

There is presently no public market for the Warrants, and it is not anticipated that a public market for the Warrants will develop in the future. We will not apply to list the warrants on NASDAQ.

Indemnification

We have agreed to indemnify the Underwriter against liabilities under the Securities Act of 1933, as amended. We have also agreed to contribute to payments the Underwriter may be required to make in respect of such liabilities.

Lock-up Agreements

We, our executive officers and directors, and holders of at 5% or more of our Common Stock have agreed to enter into lock-up agreements in connection with this Offering. Under the lock-up agreements, subject to certain exceptions, we and each of these persons may not, without the prior written approval of the Underwriter, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, or hedge our Common Stock or securities convertible into or exchangeable or exercisable for our Common Stock. These restrictions remain in effect and will generally terminate on 181st day after the closing date.

In connection with this Offering, we agreed that we will not: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (ii) file or cause to be filed any Offering statement with the SEC relating to the Offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise, in each case without the prior consent of the Underwriter for a period of 12 months after the date of the Underwriting Agreement, other than (A) the securities sold in this Offering, (B) the issuance by us of shares of our Common Stock upon the exercise of the Warrants underlying the Units sold in this Offering or a stock option or warrant or the conversion of a security outstanding on the date of this Offering, hereafter issued pursuant to our currently existing or hereafter adopted equity compensation plans or employment or consulting agreements or arrangements of which the Underwriter has been advised in writing or which have been filed with the SEC or (C) the issuance by us of stock options or shares of our capital stock of our company under any currently existing or hereafter adopted equity compensation plan or employment/consulting agreements or arrangements of our company.

Electronic Distribution

This Offering Circular may be made available in electronic format on websites or through other online services maintained by the underwriter, or by its affiliates. Other than this Offering Circular in electronic format, the information on an Underwriter’s website and any information contained in any other website maintained by an Underwriter is not a part of this Offering Circular or the Offering statement of which this Offering Circular forms a part, has not been approved and/or endorsed by us or the Underwriter, and should not be relied upon by any purchaser of the securities offered pursuant to the Offering statement of which this Offering Circular forms a part.

The foregoing does not purport to be a complete statement of the terms and conditions of the Underwriting Agreement and agreements with purchasers in this Offering. A copy of the Underwriting Agreement and the form of agreement with the purchasers are included as exhibits to this Offering statement of which this Offering Circular forms a part. See “Where You Can Find Additional Information.”

Regulation M Restrictions

Each Underwriter is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as a principal may be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, each Underwriter would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Underwriter acting as a principal. Under these rules and regulations, the Underwriter:

■	must not engage in any stabilization activity in connection with our securities; and

■	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Passive Market Making

In connection with this Offering, the Underwriter and any selling group members may engage in passive market making transactions in our Common Stock on The NASDAQ Stock Market, or other exchange on which the Company’s securities are traded, in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of the securities and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other

From time to time, the Underwriter and its affiliates have provided, and may in the future provide, various investment banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of their business, the Underwriter and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the Underwriter and its affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this Offering, the Underwriter has not provided any investment banking or other financial services during the 180-day period preceding the date of this Offering Circular and we do not expect to retain the Underwriter to perform any investment banking or other financial services for at least 90 days after the date of this Offering Circular.

ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A+. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A+ offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Units (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Units is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Units; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies this Offering Statement (the Qualification Date) and will terminate on the Termination Date.

Procedures for Subscribing

To purchase Units in this Offering, investors must complete and sign a subscription agreement. Investors will be required to pay for their shares of Units by wire, ACH, or certified check for the full purchase price of the shares, payable to “ADiTx Therapeutics, Inc., MVB Bank, Inc., as Escrow Agent.”

Subscriptions will be effective only upon our acceptance of the subscriptions, and we reserve the right to reject any subscriptions in whole or in part. In compliance with Rule 15c2-4 under the Exchange Act, we and the Underwriter will instruct investors to deliver all monies in the form of checks, ACH or wire transfers to the Escrow Agent and the Underwriter shall deliver to the Escrow Agent all funds in the form of checks or wire transfers which they receive from prospective purchasers by noon of the next business day. Upon the Escrow Agent’s receipt of such monies, they shall be credited to the Escrow Account. Pursuant to an escrow agreement among us, the Underwriter and Escrow Agent, the funds received in payment for the Units purchased in this Offering will be wired to a non-interest bearing escrow account at MVB Bank, Inc. and held until we and the Underwriter determine that we have raised the minimum amount of Offering proceeds necessary for us to meet the initial listing requirements of NASDAQ, which we currently estimate to be approximately $_____________ million under the Market Value of Listed Securities Standard and have met the closing obligations set forth in the Underwriting Agreement. In the event we do not meet NASDAQ’s initial listing qualification requirements, all subscription funds from the Escrow Account will be returned to investors. On the closing date, the Escrow Agent will release the funds in accordance with the written instructions provided by us and the Underwriter, indicating the date on which the Units purchased in this Offering are to be delivered to the investors and the date the net proceeds are to be delivered to us. Unless investors instruct us otherwise, The Depository Trust Company will credit the shares of Common Stock to the respective accounts of the purchasers and we will mail the warrants to the addresses set forth in the agreements with purchasers in this Offering.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by the Escrow Agent to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within three (3) business days after we receive them.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement, you may not revoke or change your subscription or request your subscription funds. All submitted subscription agreements are irrevocable.

Under Rule 251 of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Units.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that such investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations relevant to the ownership and disposition of the Units and the Common Stock and Warrants composing such Units, which the Company refers to collectively as its securities. This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, rulings and judicial decisions as of the date of this offering circular. These authorities may change, perhaps retroactively, which could result in U.S. federal income tax consequences different from those summarized below. This discussion only applies to persons who hold the Company’s securities as capital assets within the meaning of Section 1221 of the Code (generally property held for investment). This discussion does not address all aspects of U.S. federal income taxation (such as the alternative minimum tax or any Medicare contribution tax imposed on certain unearned income) and does not describe any foreign, state, local or other tax considerations that may be relevant to a purchaser or holder of the Company’s securities in light of their particular circumstances. In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a purchaser or holder of the Company’s securities who is subject to special treatment under U.S. federal income tax laws (including, a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity or an investor in a pass-through entity, a tax-exempt entity, a pension or other employee benefit plan, a financial institution or broker-dealer, a regulated investment company, a real estate investment trust, a foreign government or international organization, a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar, a person holding the Company’s securities as part of a hedging or conversion transaction or straddle, a person subject to the alternative minimum tax, an insurance company, a former U.S. citizen, or a former long-term U.S. resident). The Company cannot assure you that a change in law will not significantly alter the tax considerations that the Company describes in this discussion. The conclusions in this discussion are based on professional judgment and are not a guarantee of a result and are not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that the conclusions set forth herein will be sustained if challenged by the Internal Revenue Service.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the Company’s securities, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding the Company’s securities, you should consult your tax advisor as to the particular U.S. federal income tax consequences of holding and disposing of the Company’s securities.

IF YOU ARE CONSIDERING THE PURCHASE OF THE COMPANY’S SECURITIES, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE COMPANY’S SECURITIES IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER OTHER FEDERAL TAX LAW AND THE LAWS OF APPLICABLE STATE, LOCAL AND FOREIGN TAXING JURISDICTIONS. YOU SHOULD ALSO CONSULT WITH YOUR TAX ADVISOR CONCERNING ANY POSSIBLE ENACTMENT OF LEGISLATION THAT WOULD AFFECT YOUR INVESTMENT IN THE COMPANY’S SECURITIES IN YOUR PARTICULAR CIRCUMSTANCES.

U.S. Holders:

You are a “U.S. Holder” if you are a beneficial owner of the Company’s securities and you are for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of the Company’s securities that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Allocation of Purchase Price and Characterization of a Unit. There is no statutory, administrative or judicial authority directly addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the Units, and, therefore, that treatment is not entirely clear. The acquisition of a Unit should be treated for U.S. federal income tax purposes as the acquisition of one share of Common Stock and one Warrant to acquire one share of Common Stock. Each holder of a Unit must allocate the purchase price paid by such holder for such Unit among the share of Common Stock and the Warrant that comprise the Unit based on their respective relative fair market values at the time of issuance. A holder’s initial tax basis in the share of Common Stock and Warrant included in each Unit should equal the portion of the purchase price of the Unit allocated thereto. Any disposition of a Unit should be treated for U.S. federal income tax purposes as a disposition of the share of Common Stock and Warrant comprising the Unit, and the amount realized on the disposition should be allocated between the share of Common Stock and the Warrant based on their respective relative fair market values at the time of disposition. The separation of the share of Common Stock and the Warrant comprising a Unit should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the shares of Common Stock and Warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the Units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult its own tax advisor regarding the risks associated with an investment in a Unit (including alternative characterizations of a Unit) and regarding an allocation of the purchase price among the share of Common Stock and Warrant that comprise a Unit. The balance of this discussion generally assumes that the characterization of the Units described above is respected for U.S. federal income tax purposes.

Distributions in General. If distributions are made with respect to Common Stock, such distributions will be treated as taxable dividends to the extent paid from the Company’s current or accumulated earnings and profits as determined under the Code. Any portion of a distribution that exceeds the Company’s current and accumulated earnings and profits will first be applied to reduce a U.S. Holder’s tax basis in the Common Stock on a share-by-share basis, and the excess will be treated as gain from the disposition of the Common Stock, the tax treatment of which is discussed below under “U.S. Holders: Sale or Other Disposition.”

Dividends received by an individual U.S. Holder of Common Stock will be subject to a preferential rate if such dividends are treated as qualified dividend income for U.S. federal income tax purposes. The rate reduction does not apply to dividends received to the extent that the individual U.S. Holder elects to treat the dividends as investment income, which may be offset against investment expenses. Furthermore, the rate reduction does not apply to dividends that are paid to individual U.S. Holders with respect to Common Stock that is held for 60 days or less during the 121-day period beginning on the date which is 60 days before the date on which the Common Stock becomes ex-dividend. Also, if a dividend received by an individual U.S. Holder that qualifies for the rate reduction is an extraordinary dividend within the meaning of Section 1059 of the Code, any loss recognized by such individual U.S. Holder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such extraordinary dividend, irrespective of such U.S. Holder’s holding period for the stock.

Dividends received by corporations generally will be eligible for the dividends-received deduction. This deduction is allowed if the underlying stock is held for at least 45 days during the 91 day period beginning on the date 45 days before the ex-dividend date of the stock. If a corporate stockholder receives a dividend on the Common Stock that is an extraordinary dividend within the meaning of Section 1059 of the Code, the corporate stockholder in certain instances must reduce its basis in the Common Stock by the amount of the nontaxed portion of such extraordinary dividend that results from the application of the dividends-received deduction. If the nontaxed portion of such extraordinary dividend exceeds such corporate stockholder’s basis, any excess will be taxed as gain as if such stockholder had disposed of its shares in the year the extraordinary dividend is paid. Each corporate U.S. Holder of Common Stock is urged to consult with its tax advisor with respect to the eligibility for and amount of any dividends received deduction and the application of Section 1059 of the Code to any dividends it receives.

Sale or Other Disposition. A U.S. Holder will generally recognize capital gain or loss on a sale or exchange of Common Stock equal to the difference between the amount realized upon the sale or exchange (not including any proceeds attributable to declared and unpaid dividends, which will be taxable to U.S. Holders of record as described above under “U.S. Holders: Distributions in General”) and the U.S. Holder’s adjusted tax basis in the Common Stock sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock sold or exchanged is more than one year. Long-term capital gains of non-corporate taxpayers are taxed at a preferential rate. The deductibility of capital losses is subject to limitations.

Sale or Other Disposition, Exercise or Expiration of Warrants. Upon the sale or other disposition of a Warrant (other than by exercise), you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and your tax basis in the Warrant. This capital gain or loss will be long-term capital gain or loss if, at the time of the sale or other disposition, the Warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

In general, you will not be required to recognize income, gain or loss upon exercise of a Warrant for its exercise price. Your basis in a share of Common Stock received upon exercise will be equal to the sum of (1) your basis in the Warrant and (2) the exercise price of the Warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the Warrants.

If a Warrant expires without being exercised, you will recognize a capital loss in an amount equal to your basis in the Warrant. Such loss will be long-term capital loss if, at the time of the expiration, the Warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

Constructive Distributions on Warrants. The terms of each Warrant provide for an adjustment to the number of shares for which the Warrant may be exercised or to the exercise price of the Warrant upon the occurrence of certain events. An adjustment which has the effect of preventing dilution generally is not taxable. However, you would be treated as receiving a constructive distribution from us if, for example, the adjustment increases your proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of shares that would be obtained upon exercise) as a result of a distribution to the holders of the Common Stock which is taxable to the U.S. Holders of such Common Stock as described above under “U.S. Holders – Distributions”). Such constructive distribution would be subject to tax as described under that section in the same manner as if you received a cash distribution from the Company equal to the fair market value of such increased interest. For certain information reporting purposes, the Company is required to determine the date and amount of any such constructive distributions. Recently proposed Treasury Regulations, on which the Company may rely prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined. You should consult your tax advisor regarding the proper treatment of any adjustments to the Warrants.

Information Reporting and Backup Withholding. Information reporting and backup withholding may apply with respect to payments of dividends on the Common Stock and to certain payments of proceeds on the sale or other disposition of Common Stock. Certain non-corporate U.S. Holders may be subject to U.S. backup withholding (currently at a rate of 24%) on payments of dividends on the Common Stock and certain payments of proceeds on the sale or other disposition of the Common Stock unless the beneficial owner thereof furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, which may entitle the U.S. Holder to a refund, provided the U.S. Holder timely furnishes the required information to the Internal Revenue Service.

Non-U.S. Holders:

Distributions on the Common Stock. If cash or certain other distributions are made with respect to Common Stock, such distributions will be treated as taxable dividends to the extent paid from the Company’s current or accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds the Company’s current and accumulated earnings and profits will first be applied to reduce the Non-U.S. Holder’s basis in the Common Stock and, to the extent such portion exceeds the Non-U.S. Holder’s basis, the excess will be treated as gain from the disposition of the Common Stock, the tax treatment of which is discussed below under “Non-U.S. Holders: Sale or Other Disposition.” In addition, if the Company was to meet the definition of a USRPHC (as defined below under “Non-U.S. Holders: Sale or Other Disposition”) and any distribution exceeds the Company’s current and accumulated earnings and profits, the Company will need to choose to satisfy its withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraph (and withhold at a minimum rate of 15% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to the Company’s reasonable estimate of its current and accumulated earnings and profits as a dividend, subject to the withholding rules in the following paragraph, with the excess portion of the distribution subject to withholding at a rate of 15% or such lower rate as may be specified by an applicable income tax treaty as if such excess were the result of a sale of shares in a USRPHC (discussed below under “Non-U.S. Holders: Sale or Other Disposition”).

Dividends or any other taxable distribution (whether in cash, Common Stock or other property) paid to a Non-U.S. Holder of Common Stock will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Any required withholding tax may be satisfied by the withholding agent through a sale of a portion of the shares received by a Non-U.S. Holder in a taxable distribution or may be withheld from cash dividends or sales proceeds subsequently paid or credited to a Non-U.S. Holder. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied including completing Internal Revenue Service Form W-8ECI (or any successor form or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of Common Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form or other applicable form) and certify under penalties of perjury that such Non-U.S. Holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (b) if the Common Stock are held through certain foreign intermediaries, complete Internal Revenue Service Form W-8IMY and all required attachments (or any successor form or other applicable form) and satisfy the relevant certification requirements of applicable Treasury regulations.

A Non-U.S. Holder of Common Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

Exercise or Expiration of Warrants. The U.S. federal income tax treatment of a Non-U.S. Holder’s receipt of a share of Common Stock upon the exercise of a Warrant by a Non-U.S. Holder, or of the expiration of a Warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the receipt of a share of Common Stock upon exercise of a Warrant by a U.S. Holder, or expiration of a Warrant held by a U.S. Holder, as described above in “U.S. Holders – Sale or Other Disposition, Exercise or Expiration of Warrants.”

Constructive Distributions on Warrants. An adjustment to the number of shares for which a Warrant may be exercised or to the exercise price of a Warrant may result in a constructive distribution to a Non-U.S. Holder of such Warrant. Such constructive distribution would be subject to tax as described under “Non-U.S. Holders – Distributions” above in the same manner as if you received a cash distribution from the Company equal to the fair market value of such increased interest. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the Warrants.

Sale or Other Disposition. Any gain realized by a Non-U.S. Holder on the disposition of Common Stock will not be subject to U.S. federal income or withholding tax unless:

●	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

●	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

●	the Company is or was a U.S. real property holding corporation (A “USRPHC”) during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held Common Stock. Generally, a corporation is a USRPHC if the fair market value of its “U.S. real property interests” (within the meaning of the Internal Revenue Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

A Non-U.S. Holder described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code, and if the Non-U.S. Holder is a corporation, may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable income tax treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. In general, a Non-U.S. Holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to the gain recognized in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code. We believe we currently are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. Because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests, there can be no assurances that we will not become a USRPHC in the future.

 If a Non-U.S. Holder is subject to U.S. federal income tax on any sale, exchange or other disposition of the Common Stock, such Non-U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. Holder and the Non-U.S. Holder’s adjusted tax basis in the Common Stock, as applicable. Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. Holder’s holding period for the Common Stock, as applicable, is longer than one year. A Non-U.S. Holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

Information Reporting and Backup Withholding. Generally, the Company must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends paid to such Non-U.S. Holder and the amount, if any, of tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A Non-U.S. Holder will generally not be subject to backup withholding on dividends paid to such Non-U.S. Holder as long as such Non-U.S. Holder certifies under penalties of perjury on an IRS Form W-8BEN, W-8BEN-E, or other appropriate version of IRS Form W-8, that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person as defined under the Code), or such Non-U.S. Holder otherwise establishes an exemption.

Depending on the circumstances, information reporting and backup withholding (at a rate of 28%) may apply to the proceeds received from a sale or other disposition of Common Stock unless the beneficial owner certifies under penalties of perjury (as set forth in the previous paragraph) that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

FATCA. The U.S. Foreign Account Tax Compliance Act (“FATCA”) will generally impose a 30% withholding tax on dividends on the Common Stock (and, after December 31, 2018, on the gross proceeds of a disposition of Common Stock) that are paid to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code and the Treasury regulations thereunder) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, or is otherwise exempt from FATCA withholding; and (ii) a non-financial foreign entity (as that term is defined in Section 1472(d) of the Code and the Treasury regulations thereunder) unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity satisfies other specified requirements, or otherwise is exempt from FATCA withholding. Intergovernmental agreements entered into between the United States and a foreign jurisdiction may modify these requirements. A Non-U.S. Holder should consult its own tax advisor regarding the application of this legislation to it. FATCA withholding will apply to dividends paid on shares of Common Stock, and after December 31, 2018, to gross proceeds from the disposition of Common Stock.

INVESTORS CONSIDERING THE PURCHASE OF SHARES OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Sheppard, Mullin, Richter & Hampton LLP, New York, NY.

EXPERTS

The financial statements of ADiTx Therapeutics, Inc. as of December 31, 2017, which includes the balance sheet as of December 31, 2017 and the related statements of operations, stockholders’ deficit, and cash flows for the period from September 28, 2017 (inception) to December 31, 2017 included in this preliminary Offering Circular have been audited by dbbmckennon, independent registered accounting firm, as stated in their report appearing herein, which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A+ Offering Statement on Form 1-A under the Securities Act with respect to the securities offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Shareholders and the Board of Directors of ADiTx Therapeutics, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of ADiTx Therapeutics, Inc. (the “Company”) as of December 31, 2017, the related statements of operations, stockholders’ deficit, and cash flows, for the period from September 28, 2017 (“Inception”) through December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 of the financial statements, the Company has incurred losses since Inception and requires additional financing. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with respect to these matters are discussed in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ dbbmckennon

We have served as the Company’s auditor since 2018.

Newport Beach, California

March 30, 2018, except for the last paragraph in Note 7, as to which the date is July 3, 2018

ADITX THERAPEUTICS, INC.

BALANCE SHEET

December 31,
2017

ASSETS

CURRENT ASSETS
Cash	$25,000

TOTAL CURRENT ASSETS	25,000

TOTAL ASSETS	$25,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	8,566
Accrued compensation to related party	51,334

TOTAL CURRENT LIABILITIES	59,900

Deposit on private placement	25,000

TOTAL LIABILITIES	84,900

COMMITMENTS AND CONTINGENCIES	—

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.001 par value, 3,000,000 shares authorized, 0 shares issued and outstanding	—
Common stock, $0.001 par value, 27,000,000 shares authorized, 7,100,000 shares issued and outstanding	7,100
Additional paid-in capital	145,986
Accumulated deficit	(212,986)
TOTAL STOCKHOLDERS’ DEFICIT	(59,900)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$25,000

See accompanying notes to the financial statements.

ADITX THERAPEUTICS, INC.

STATEMENT OF OPERATIONS

For the Period From September 28, 2017 (Inception) Through December 31, 2017

REVENUE	$—

OPERATING EXPENSES
Stock-based compensation and services contributed by founders	153,086
General and administrative expenses	59,900
Total Operating Expenses	212,986

NET LOSS FROM OPERATIONS	(212,986)

OTHER EXPENSES
Interest expense	—
Total Other Expenses	—

Net loss before provision for income taxes	(212,986)

Provision for income taxes	—

NET LOSS	$(212,986)

Net loss per share - basic and diluted	$(0.03)

Weighted average number of shares outstanding during the period - basic and diluted	7,100,000

See accompanying notes to the financial statements.

ADITX THERAPEUTICS, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

			Additional		Total
	Common		Paid-in	Accumulated	Stockholders’
	Shares	Par	Capital	Deficit	Deficit

Balance September 28, 2017 (inception)	—	$—	$—	$—	$—

Issuance of founders’ shares	7,100,000	7,100	—	—	7,100

Stock option compensation	—	—	82,086	—	82,086

Fair value of services contributed by founders	—	—	63,900	—	63,900

Net loss	—	—	—	(212,986)	(212,986)

Balance December 31, 2017	7,100,000	$7,100	$145,986	$(212,986)	$(59,900)

See accompanying notes to the financial statements.

ADITX THERAPEUTICS, INC.

STATEMENT OF CASH FLOWS

For the Period From September 28, 2017 (Inception) Through December 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(212,986)
Adjustments to reconcile net loss to net cash used in operating activities
Stock based compensation and fair value of services contributed by founders	153,086
Changes in operating assets and liabilities
Accounts payable and accrued expenses	8,566
Accrued compensation to related party	51,334
Net Cash Used In Operating Activities	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Deposit on private placement	25,000
Net Cash Provided By Financing Activities	25,000

NET INCREASE IN CASH	25,000

CASH AT BEGINNING OF PERIOD	—

CASH AT END OF PERIOD	$25,000

Supplemental cash flow information:
Cash paid for income taxes	$—
Cash paid for interest expense	$—

See accompanying notes to the financial statements.

ADITX THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Company Background

ADiTx Therapeutics, Inc (“ADiTx” or the “Company”) was incorporated on September 28, 2017, under the laws of the State of Delaware. The Company is a pre-clinical stage, life sciences company with a mission to prolong life and enhance life quality of transplanted patients.

Risks and Uncertainties

The Company has a limited operating history and has not generated revenue from intended operations. The Company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include: changes in biotechnology regulatory environment, technological advances that render our technologies obsolete, availability of resources for clinical trials, acceptance of technologies into the medical community, and competition from larger more well-funded companies. These adverse conditions could affect the Company’s financial condition and the results of its operations.

NOTE 2 – GOING CONCERN ANALYSIS

Going Concern Analysis

The Company was incorporated on September 28, 2017 and has not generated revenues to date. As of December 31, 2017, the Company had a net loss of $212,986 and will require significant additional capital in order to operate in the normal course of business and fund clinical studies. The Company will be conducting medical research and development and the time at which the Company will begin generating revenue is unknow. As a result of these conditions, there is substantial doubt about the company’s ability to continue as a going concern. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the matters discussed herein. While we believe in the viability of our strategy to generate sufficient revenue, control costs and the ability to raise additional funds if necessary, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon the ability to complete clinical studies and implement the business plan, generate sufficient revenues and to control operating expenses.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”).

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates. Significant estimates underlying the financial statements include the fair value of stock options and fair value of services contributed by founders.

Concentrations of Credit Risk

The Company maintains its cash accounts at financial institutions which are insured by the Federal Deposit Insurance Corporation. At times, the Company may have deposits in excess of federally insured limits.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2017, the Company did not have any cash equivalents.

Revenue Recognition

The Company will recognize revenues from licensing or manufacturing when (a) pervasive evidence that an agreement exists, (b) the product or service has been delivered, (c) the prices are fixed and determinable and not subject to refund or adjustment, and (d) collection of the amounts due are reasonably assured. No revenues have been generated to date.

Research and Development

We incur research and development costs during the process of researching and developing our technologies and future offerings. Our research and development costs consist primarily of non-capitalized development and maintenance costs. We expense these costs as incurred unless such costs qualify for capitalization under applicable guidance.

Stock-Based Compensation

The Company accounts for stock-based compensation costs under the provisions of ASC 718, Compensation—Stock Compensation, which requires the measurement and recognition of compensation expense related to the fair value of stock-based compensation awards that are ultimately expected to vest. Stock based compensation expense recognized includes the compensation cost for all stock-based payments granted to employees, officers, and directors based on the grant date fair value estimated in accordance with the provisions of ASC 718. ASC 718 is also applied to awards modified, repurchased, or canceled during the periods reported.

Stock-Based Compensation for Non-Employees

The Company accounts for warrants and options issued to non-employees under ASC 505-50, Equity – Equity Based Payments to Non-Employees, using the Black-Scholes option-pricing model. The value of such non-employee awards unvested are re-measured over the vesting terms at each reporting date.

Income Taxes

The Company applies ASC 740, Income Taxes (“ASC 740”).  Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. At December 31, 2017, the Company has established a full allowance against all deferred tax assets.

ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions.  A tax benefit from an uncertain position is recognized only if it is “more likely than not” that the position is sustainable upon examination by the relevant taxing authority based on its technical merit.

Basic and Diluted Net Loss per Common Share

Basic loss per common share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding for each period. Diluted loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding plus the dilutive effect of shares issuable through the common stock equivalents. The weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive. As of December 31, 2017, 240,000 stock options were excluded from dilutive earnings per share as their effects were anti-dilutive.

Recent Accounting Pronouncements

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The Company is currently assessing the impact of this ASU on the Company’s financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230), requiring that the statement of cash flows explain the change in the total cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This guidance is effective for fiscal years, and interim reporting periods therein, beginning after December 15, 2017 with early adoption permitted. The provisions of this guidance are to be applied using a retrospective approach which requires application of the guidance for all periods presented. The Company is currently assessing the impact of this ASU on the Company’s financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), specifying the accounting for leases, which supersedes the leases requirements in Topic 840, Leases. The objective of Topic 842 is to establish the principles that lessees and lessors shall apply to report useful information to users of financial statements about the amount, timing, and uncertainty of cash flows arising from a lease. Lessees are permitted to make an accounting policy election to not recognize the asset and liability for leases with a term of twelve months or less. Lessors’ accounting is largely unchanged from the previous accounting standard. In addition, Topic 842 expands the disclosure requirements of lease arrangements. Lessees and lessors will use a modified retrospective transition approach, which includes several practical expedients. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. The Company is currently reviewing the provisions of the new standard.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been several ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our financial statements.

NOTE 4 – RELATED PARTY TRANSACTIONS

Since Inception, the Company’s Chief Executive Officer (“CEO”) has provided services without payment. Accordingly, the company has accrued $51,000 in compensation for services rendered through December 31, 2017. Future compensation is being accrued at $15,000 per month. As of December 31, 2017, the CEO is owed $51,334.

Subsequent to year end, the company entered into a licensing agreement and various debt instruments with a related party. See Note 7

See Note 5 for services provided by founders.

NOTE 5 - STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company has authorized the issuance of 3,000,000 shares of common stock, par value $0.001 per share. See Note 7.

Common Stock

The Company has authorized the issuance of 27,000,000 shares of common stock, par value $0.001 per share.

On October 10, 2017 the Company issued 7,100,000 shares of its common stock at $0.001 per share. In addition, the founders provided certain services to the Company during the formation process in order to develop a business plan, provide legal services, among other services. We have valued these services at $63,900 and recorded such amount and the par value of the founders shares as an expense in the accompanying statement of operations.

In November 2017, the Company commenced a private placement for the sale of 1,000,000 shares of common stock for gross proceeds of $2,000,000. The terms of the private placement were such that a minimum of $250,000 was to be raised before funds could be drawn on, and that the technology licensing agreement (Note 7) must be executed. As of December 31, 2017, the Company had received $25,000 under this placement but had not yet met any of the terms required to close on the funds. Accordingly, the amount is included in long-term liabilities in the accompanying balance sheet. In 2018, this amount was transferred to equity upon the conditions of the private placement being met.

Stock-Based Compensation

In October 2017, our Board of Directors adopted the ADiTx Therapeutics, Inc. 2017 Equity Incentive Plan (the “2017 Plan”).  The 2017 Plan provides for the grant of equity awards to employees, and consultants.  Up to 1,200,000 shares of our common stock may be issued pursuant to awards granted under the 2017 Plan. The 2017 Plan is administered by our Board of Directors, and expires ten years after adoption, unless terminated earlier by the Board.

During 2017, the Company granted 240,000 stock options with exercise prices of $2.00 per share vesting monthly over one year. The total grant date fair value was determined to be $437,793 The fair value of each stock option granted was estimated using the Black-Scholes assumptions and or factors as follows:

Exercise price	$2.00
Expected dividend yield	0%
Risk free interest rate	1.94% - 2.01%
Expected life in years	5
Expected volatility	151%

The risk-free interest rate assumption for options granted is based upon observed interest rates on the United States government securities appropriate for the expected term of stock options.

The expected term of stock options is calculated using the simplified method which takes into consideration the contractual life and vesting terms of the options, unless the options are expected to vest in which case the contractual term is used.

The Company determined the expected volatility assumption for options granted using the historical volatility of comparable public company’s common stock. The Company will continue to monitor peer companies and other relevant factors used to measure expected volatility for future stock option grants, until such time that the Company’s common stock has enough market history to use historical volatility.

The dividend yield assumption for options granted is based on the Company’s history and expectation of dividend payouts. The Company has never declared or paid any cash dividends on its common stock, and the Company does not anticipate paying any cash dividends in the foreseeable future.

Management estimated the fair value of common stock by looking at a market approach which takes into consideration the value of development to date sale of stock to third parites.

The following is an analysis of the stock option grant activity under the Plan:

	Number	Weighted Average Exercise Price	Weighted Average Remaining Life
Stock Options

Outstanding September 28, 2017 (inception)	—	—	—
Granted	240,000	$2.00	5.00
Expired	—	—
Converted	—	—
Outstanding December 31, 2017	240,000	$2.00	4.82

The Company recognized compensation expense related to options issued of $82,086 during the period ended December 31, 2017, which is included in stock-based compensation and services contributed by founders in the accompanying statement of operations. The remaining $355,707 is expected to be recognized in 2018.

NOTE 6 – INCOME TAX PROVISION

The Tax Cuts and Jobs Act

The Tax Cuts and Jobs Act, or “TCJA”, reduced the U.S. federal corporate income tax rate from 35% to 21%. As a result, carryforwards have been calculated to recognize the effect of future rates on deferred tax assets and liabilities. As 2017 was the Company’s first year of operations there was no need to revalue historical deferred tax assets and/or liabilities.

At December 31, 2017, the Company has available for U.S. federal income tax purposes a net operating loss (“NOL”) carry-forwards of approximately $60,000 that may be used to offset future taxable income through the fiscal year ending December 31, 2037. If not used, these NOLs may be subject to limitation under Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under the regulations. The Company plans on undertaking a detailed analysis of any historical and/or current Section 382 ownership changes that may limit the utilization of the net operating loss carryovers. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements since the Company believes that the realization of its net deferred tax asset of approximately $18,000 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $18,000.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon future generation for taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all the information available, Management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. The valuation allowance increased by approximately $18,000 for the period from Inception through December 31, 2017.

Components of deferred tax assets are as follows:

December 31, 2017
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$18,000
Less valuation allowance	(18,000)
Deferred tax assets, net of valuation allowance	$—

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For the Period from September 28, 2017 (inception) through December 31, 2017

Federal statutory income tax rate	34.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0)%

Effective income tax rate	0.0%

NOTE 7 - SUBSEQUENT EVENTS

Subsequent to year end, the Company amended the articles of incorporation to authorize the issuance of 3,000,000 shares of preferred stock.

On January 22, 2018 the Company entered into an unsecured promissory note with a related party for $40,000 that accrues interest of 4% annually. The note is due on the earlier of July 22, 2018 or in the event of default, as defined in the agreement.

On February 12, 2018 the Company entered into an unsecured promissory note with a related party for $50,000 that accrues interest of 4% annually. The note is due on the earlier of August 12, 2018 or in the event of default, as defined in the agreement.

On March 2, 2018 the Company entered into an unsecured promissory note with a related party for $10,000 that accrues interest of 4% annually. The note is due on the earlier of September 2, 2018 or in the event of default, as defined in the agreement.

In March 2018, $75,000 of the above loan balances were repaid with proceeds from the private placement funds described below.

During the first quarter of 2018, the Company received $262,500 in cash for shares of common stock under the private placement at $2.00 per share. Of this, $25,000 was received in 2017 and shown as deposit on private placement in the accompanying balance sheet. The Company also agreed to issue one warrant to purchase a share of common stock for each share purchased in the private placement. The warrant is exercisable at $2.00 per share and has a term of 5 years.

On March 8, 2018, we entered into an Assignment Agreement (the “Assignment Agreement”) with Sekris Biomedical, Inc. (“Sekris”). Sekris was a party to a License Agreement with Loma Linda University (“LLU”), entered into and made effective on May 25, 2011, and amended on June 24, 2011, July 16, 2012 and December 27, 2012 (the “Original Agreement,” and together with the Assignment Agreement, the “Sekris Agreements”). Pursuant to the Assignment Agreement, Sekris transferred and assigned all of its rights and obligations in and to and liabilities under the Original Agreement, of whatever kind or nature, to us. In exchange, on March 8, 2018, we issued a warrant to Sekris to purchase up to 1,000,000 shares of our Common Stock (the “Sekris Warrant”). The warrant is immediately exercisable and the exercise price is $2.00 per share. The expiration date of the warrant is March 8, 2023. On March 15, 2018, we entered into a Patent & Technology License Agreement directly with LLU (the “New License Agreement”), which amends and restates the Sekris Agreements.

Subsequent to year end, the Company granted 825,000 stock options to various individuals. Of these amounts, 525,000 were fully vested upon grant and the remaining vest annual over three years. These options have a five-year term with an exercise price of $2.00 per share.

Effective March 1, 2018, the Company entered into a consulting agreement with a company for project management services for $13,000 per month plus any additional fees. The term of this agreement shall commence on March 1, 2018 and shall remain in effect, unless earlier terminated, as provided in the agreement, until May 31, 2018.

On March 14, 2018, the Company entered into an agreement with a broker/dealer to provide financial advisory and placement agent services. On March 14, 2018, an initial retainer fee of $55,000 was paid to the placement agent as an advance for out-of-pocket accountable expenses with an additional $10,000 paid upon the filing of an offering statement as defined by the agreement (together, the “Advance”). Under the agreement, as amended, the placement agent is entitled to a commission as defined by the agreement, based on the gross proceeds received by the Company in the offering that are derived from the investors introduced by the placement agent, and warrants exercisable for an amount of common stock of the Company equal to 10% of the shares of common stock sold in the offering for 125% of the offering price of the securities. In addition, the Company is obligated to reimburse the placement agent for out-pocket expenses in connection with the offering as defined by the agreement. The agreement may be terminated after 6 months by either party.

Part III - EXHIBITS

Exhibit No.	Description

EX1A-1.1†	Form of Underwriting Agreement

EX1A-2.1**	Amended and Restated Certificate of Incorporation

EX1A-2.2**	Bylaws

EX1A-3.1**	Form of Promissory Note issued to Sekris Biomedical, Inc.

EX1A-3.2**	Warrant, dated March 8, 2018, issued to Sekris Biomedical, Inc.

EX1A-3.3**	Form of Underwriter’s Warrant

EX1A-4.1**	Form of Private Placement Subscription Agreement

EX1A- 4.2**	Form of Offering Subscription Agreement

EX1A-6.1** ▪	Patent and Technology License Agreement, dated March 15, 2018 between Loma Linda University and ADiTx Therapeutics, Inc.

EX1A-6.2**	2017 Equity Incentive Plan of the Company

EX1A-6.3**	Consulting Agreement, dated March 1, 2018, by and between ADiTx Therapeutics, Inc. and Canyon Ridge Development LLC d/b/a Mission Critical Solutions International

EX1A-6.4**	Escrow Agreement, dated July 3, 2018, by and among ADiTx Therapeutics, Inc., Network 1 Financial Securities, Inc., and MVB Bank, Inc.

EX1A-6.5**	Consulting Agreement, dated June 1, 2018, by and between ADiTx Therapeutics, Inc. and ICR, LLC

EX1A-6.6**	Amendment No. 1 to Engagement Agreement, dated July 2, 2018, by and between ADiTx Therapeutics, Inc., and Network 1 Financial Securities, Inc.

EX1A-11.1†	Consent of dbbmckennon

EX1A-12.1†	Opinion of Sheppard, Mullin, Richter & Hampton LLP

EX1A-13.1**	Investor Presentation “Testing the waters” materials

EX1A-13.2†	Video “Testing the waters” materials (transcript)

† Filed herewith.

▪ Portions of this exhibit containing confidential information have been omitted pursuant to a request for confidential treatment filed with the SEC pursuant to Rule 406 under the Securities Act. Confidential information has been omitted from the exhibit in places marked “[***]”and has been filed separately with the SEC.

**Previously filed.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Loma Linda, State of California, on July 17, 2018.

ADiTx Therapeutics, Inc.

By:	/s/ Amro Albanna
Name: Amro Albanna
Title: Chief Executive Officer

This Offering Statement on Form 1-A has been signed by the following persons in the capacities and on the dates indicated.

/s/ Amro Albanna	Date: July 17, 2018
Name: Amro Albanna Title: Chief Executive Officer, Director (Principal Executive Officer)

/s/ David Briones	Date: July 17, 2018
Name: David Briones Title: Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Shahrokh Shabahang	Date: July 17, 2018
Name: Shahrokh Shabahang Title: Chief Technology Officer and Director

/s/ Leonard Bailey	Date: July 17, 2018
Name: Leonard Bailey Title: Chairman of the Board of Directors

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